Exhibit 1.2

1.2.1                     Argentina’s Bottler’s Agreement EDASA

COCA - COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. BOX 1734
ATLANTA, GA 30301---
404 676-2121

February 10, 2007

Messrs

Embotelladora del Atlántico S.A.

Ruta Nacional N° 19 km 3,7

5000- Córdoba

Republic of Argentina

Dear Sirs:

We are pleased to address EMBOTELLADORA DEL ATLÁNTICO S.A. (hereinafter the “Bottler”) in order to propose the execution of a Bottler Agreement subject to the following terms:

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Concentrate”), whose formula is a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drink”) to be sold in bottles and other containers and in other forms or ways;

B. The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, the Featured Bottle of different sizes in which the Drink has been commercialized for many years, the presentation of the Featured Bottle, the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other designs and packaging elements related with the Concentrate, the Syrup and the Drink (“Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, the design and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take periodically with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in Chile, among other countries;

D. The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E. The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within the territory as defined and described in this Contract;

F. The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I. PURPOSE OF THE CONTRACT.

1. the Company hereby authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers approved periodically by the Company in writing (hereinafter, the “Approved

Containers”) and to distribute and sell the same under the Trademarks within, but only within the following territory (hereinafter the “Territory”):

In Republic of Argentina,

a)        In the Provinces of Mendoza, San Juan and San Luis, as they may be politically established as of this date.

b)        In the Province of Córdova, city of Córdoba, department of Santa María, Punilla, Colón, Calamuchita, Río Primero, Río Segundo, San Justo, Tercero Arriba, General San Martín, Río Cuarto, General Roca, Juárez Celman, Roque Saenz Peña, Pocho, San Alberto, San Javier, Unión and Marcos Juárez, as they may be politically established as of this date.

c)         In the province of Santa Fe, the departments of San Lorenzo, Rosario, Constitución, Belgrano, lriondo, Caseros, General López, Capital, Castellanos, Las Colonias, San Gerónimo, San Martín, Garay, San Cristóbal, Nueve de Julio and San Justo, in a southern zone outlined by an imaginary line that, beginning from the town of Petronita, in the department of San Cristóbal, oriented in a straight line towards the east up to a point located 5 km. south of the town of Ramayón, and continuing in a straight imaginary line to the east up to the town of Cacique Ariacaiquin, in the department of San Javier; 2) in the Province of Entre Ríos, the departments of Concordia, Federación, Federal, Tala, Colón, Diamante, Nogoyá Villaguay, Feliciano, La Paz, Gualeguay, Victoria, Concepción del Uruguay and Gualeguaychú; 3) in the Province of Buenos Aires, the departments of San Nicolás and Remallo.

2. The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate it requests periodically as long as the Bottler requests and the Company or its Authorized Providers sell and deliver to the Bottler, only the amounts of Concentrate that are necessary and sufficient to comply with the purpose of this Contract. To this regard, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3. The Bottler shall exclusively use the Concentrate to produce Syrup and to prepare and bottle the Drink as determined by the Company periodically. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4. The Company reserves for itself the sole and exclusive right to determine at any time the formula, composition or ingredients of the Concentrate, Syrup and the Drink.

5. Except as expressly provided in this Contract, the Company shall refrain, during the term of the Contract hereof, from selling or distributing the Drink, or arranging it to be sold or distributed, within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container within the Territory for its sale outside of the same, and to prepare, bottle, distribute or sell, or authorize others to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II. OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.  The Bottler agrees and commits to the Company:

(a)  to make its best efforts and employ all possible and approved means in order to promote, develop and exploit all potential preparation, bottling, distribution, marketing and sale activities of the Drink throughout the Territory continuously creating, stimulating and expanding the future demand of the Drink and fully covering all aspects of its current demand;

(b) to prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

(c) to invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and other that may be necessary for the fulfillment of the obligations of the Bottler under this Contract;

(d) to have a competent and well-trained management and hire, train, maintain and direct all personnel necessary and sufficient in all aspects in order for the Bottler to meet all the obligations under this Contract;

(e) to provide to the Company, once per calendar year, a plan or program written in an acceptable manner and substance and in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the future twelve month period or for any such other period as may be requested by the Company; to diligently implement such program or plan, and report on the progress of the program to the Company, in writing in an acceptable manner and upon its request;

(f) to provide the Company with accurate and updated information on the production, distribution and sales of the Drink with the frequency, the details and in the manner requested by the Company; and

(g) to keep accurate books, accounts and records and provide to the Company financial, accounting and other information requested by the same enabling it to verify if the Bottler maintains the reasonably necessary consolidated financial capacity to comply with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7. The Bottler shall, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that the Company reasonably requests in order to create, stimulate and maintain the demand for the same within the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material of the Trademarks or the Drink that it approves and authorizes. The Company may agree to periodically make, and subject to the terms and conditions set forth in each case, financial contributions to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory deemed useful or appropriate.

8. (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler further undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, to make all reasonable efforts to resolve them amicably.

(c) The Bottler shall not object the additional measures that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those that could be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9. Acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, the Bottler undertakes to accept and apply the rules adopted and issued periodically by the Company for the design and decoration of trucks and other delivery vehicles, boxes, cardboards, coolers, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10. The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink to retailers and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Despite the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory that only sell to retailers in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11. (a) The Bottler shall prevent the Drink from being sold or distributed in any way outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available resources:

(1) the Company may, at its sole discretion, immediately cancel the authorization of such bottles found in the Affected Bottler ‘s territory;

(2) the Company may charge the Bottler a compensation for the Drink found in the territory of the Affected Bottler, in an amount that includes all the loss of future earnings (lucrum cessans), expenses and other costs assumed by both the Company and the Affected Bottler;

(3) the Company may purchase the Drink elaborated, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler and the Bottler shall, in addition to any other obligation under this Contract, reimburse the Company the costs incurred thereof for the purchase, transportation and/or destruction of the said Drink.

(c) Should the Drink elaborated, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall make available to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale and distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company of any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING TRADEMARKS

12. The Bottler shall acknowledge at all times and shall not challenge the validity and ownership of the Company Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler hereby acknowledges and agrees that all rights and interests created by the use of such Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and understand that subject to this Contract, the Bottler is only awarded a simple temporary permit , that considers no right or interest and no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the elaboration, bottling, distribution and sale of the Drink in Approved Containers; use that shall have to be exercised in such away and result so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink,  and the Company shall have the absolute right to determine in all cases, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name whose similarity to any of these may be misleading, neither any graphic or visual representation of the Trademarks nor any other trademark or intellectual property of the Company, without its the prior written consent.

15. The Bottler undertakes and accepts during the term of this Contract and in compliance with applicable law:

(a) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation or container that imitates a business representation or container regarding which the Company claims an exclusive interest, or may look like or be misleading or be perceived by consumers as being so similar to such commercial representation or container, that causes confusion;

(b) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or may look like any product that leads the public to believe it is elaborated by the Company, due to the connection of the Bottler with the activities of manufacturing, preparation, bottling, distribution and sale of the Drink; without in any way limiting the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent, in local language or phonics, under any format or any other graphic word or sounds similar to the same, or that mimics it, in any product other than a product of the Company shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not to manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not to use delivery vehicles, boxes, cardboards, coolers, vending machines and other equipment bearing the Trademarks to distribute and sell any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that may be or confused with or look like the Concentrate, the Syrup or the Drink;

(f) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink that is commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in any other manner mimics the

Concentrate, the Syrup or the Drink or that may replace them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler in this Contract, for an additional period of two years following this date, and

(g) not to acquire or hold, either directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler carries out directly, but also to the activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise in the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or obtains the control or may have any direct or indirect influence on the administration of the Bottler; or

(b) any individual,  firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled, either by the Bottler or by any third party having the control or, according to the Company’s judgment, any direct or indirect influence on the administration of the Bottler, is involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein; then the Company shall be entitled terminate this Contract immediately without any compensation for damages, unless the third party making the acquisition referred to in sub-section(a) herein or the individual, firm or company referred to in sub-section(b) hereof, upon notification in writing by the Company of its intention to terminate this Contract, agrees to cease and effectively stop the preparing, producing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If, for the purposes specified in this Contract, the Company requests, in accordance to applicable laws governing the intellectual property registration and license, the Bottler to be registered as a registered user or licensee of the Trademarks, then, at the request of the Company, the Bottler shall have to enter into any and all contracts and documents necessary to register, modify or cancel the registration or record required.

(b) If the competent public authority rejects any application for registration or record of the Company or the Bottler as registered users or licensees of any Trademarks regarding the Drink, then the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and accepts to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly following and complying with the written instructions that the Company shall periodically deliver to the Bottler.  The Bottler further agrees and accepts to comply at all times when preparing, bottling and distributing the Drink, with the provisions, including quality, hygiene, environmental and other regulations established periodically in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the machinery and equipment necessary to apply such identification codes. The Company shall periodically deliver to the Bottler the necessary written instructions concerning the format of the identification codes that the Bottler shall have to use and the production and sales records that it must keep.

(c) In the event that the Company determines or becomes aware of the existence of any quality or technical problems regarding the Drink o the Approved Containers for the Drink,  it shall be entitled to request the Bottler to adopt all necessary measures to remove the Drink immediately from the market or commerce, as applicable. The Company shall notify the Bottler its decision to request the Bottler to withdraw the Drink from the market or commerce by telephone, fax, email or by any other means of immediate communication, with the corresponding written acknowledgment of receipt; and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, it must immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantities of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in or for the preparation, bottling, storage or handling of the Drink with the purpose of determining if the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. The Bottler further agrees to provide to the Company as it may request it periodically, all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at its own expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide periodically.

20. (a) In the bottling, distribution and sale of the Drink, the Bottler shall use only Approved Containers and lids, boxes, labels and other packaging materials approved periodically by the Company and the Bottler shall buy such items only from suppliers that the Company has authorized in writing to manufacture the items to be used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall inspect the Approved Containers and lids, boxes, labels and other packaging materials to be used in relation to the Drink and use only such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such approved containers, lids, boxes, labels and other packaging materials, regarding which it has determined that they comply with the standards mentioned above.

(c) The Bottler shall maintain at all times sufficient stock of Approved Containers, lids, boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that increases in the demand for the Drink, as well as changes in Approved Containers, may require periodic modifications or other changes to its existing manufacturing, bottling, delivery or distribution equipment, or the acquisition of additional manufacturing, packaging, delivery or distribution equipment. The Bottler agrees to make all changes to the equipment and purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If returnable Approved Containers are used in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to periodically invest the necessary capital and allocate and utilize the necessary funds to create and maintain sufficient stock of returnable Approved Containers. In order to ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler also agrees to replace all or part of the stock of such Approved Containers, as reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose other than in connection with the Drink and it shall not refill or otherwise reuse non-returnable Approved Containers that have been previously used.

22. (a) The Bottler shall be solely responsible for the fulfillment of its obligations under this Contract in accordance with all laws, rules and regulations that are issued by local or government authorities applicable in the Territory and shall immediately inform the Company of any provision that could prevent or limit in any way the strict compliance by the Bottler of its obligations hereunder.

(b) Notwithstanding the foregoing, the Bottler covenants and undertakes to comply at all times with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company periodically.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves to itself the right to periodically review and at any time, at its sole discretion, set the price of the Concentrate, the Authorized Providers, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler is not willing to pay the revised price of the Concentrate, it shall have to notify it in writing to the Asociación de Fabricantes Argentinos de Coca-Cola its intention to stop providing the Territory within thirty (30) days after having received the written notice from the Company. In this case, this Contract shall be automatically terminated within three (3) consecutive months after the Bottler had received of the notification, without any parties’ liability for damages.

(c) If after receiving notification of the modification of the Contract leal the Bottler does not proceed as set forth in sub-section (b) above, it shall be deemed that such revision has been accepted.

(d) To the extent permitted by applicable law in the Territory, the Company reserves the right to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. It is thus acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler cannot increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow the increase of maximum prices of the Drink in retailers without the written authorization of the Company.

(e) the Bottler agrees to charge retailers or wholesalers, as applicable, for each returnable Approved Container and every box delivered to them, such deposits that the Company establishes periodically in writing, by giving notice to the Bottler and to make all reasonable diligent efforts to recover all returnable Approved Containers and empty boxes and, at the time of their retrieval, to reimburse or credit the deposits made for such and returnable Approved Containers and boxes returned undamaged and in good condition.

VI. TERM AND TERMINATION

24.  This Contract shall have a five year duration as from February 10, 2007, so it shall expire, without notice, on February 10, 2012, unless it is terminated early as provided in herein. The parties acknowledge and agree that the Bottler shall have no right to claim a tacit renewal of this Contract.

(b) If the Bottler has fully complied with all the terms, covenants, conditions and provisions of this Contract during the term, and if capable of promoting, developing and exploiting permanently the full potential of the business of preparing, bottling, distributing and selling the Drink, the Bottler may request an extension of this Contract for a additional period of 5 (five) years. The Bottler shall have to request the extension in writing to the Company at least six (6) months but not more than twelve (12) months, prior to the expiration date of this Contract. This request for extension made by the Bottler shall have to be supported by the documentation requested by the Company, including such information regarding the Bottler’s compliance of the performance obligations contained in this Contract and that supports the permanent ability of the Bottler to develop, stimulate and fully satisfy the demand for the Drink within the Territory. If, at the Company’s sole discretion, the Bottler has complied with the necessary conditions to extension of this Contract, then the latter may, by written notice, agree to extend this Contract for such further period or such shorter period that the Company determines.

(c) After the expiration of any additional period, this Contract shall expire permanently without notice, and the Bottler shall have no right to claim a tacit renewal thereof.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler cannot legally obtain foreign currencies to remit them abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if any part to this Contract does not comply with the laws or regulations applicable in the Territory and,  thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without liability for damages:

(1) if the Bottler becomes insolvent or if a petition for bankruptcy is filed against or on behalf of the Bottler and its is not dismissed or rejected within the following one hundred twenty (120) days, or if the Bottler reaches a settlement for liquidation or if an decision of liquidation or instructing the judicial administration is ruled against the Bottler, or if a liquidator (receiver) is appointed to manage the business of the Bottler, or if the Bottler holds any judicial or voluntary settlement with its creditors or reaches similar agreements with them or makes an assignment in benefit of its creditors; or

(2) in case of a dissolution, nationalization or expropriation of the Bottler, or the case of confiscation of production or distribution assets held by the Bottler.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the date on which the party has received written notice of such breach.

(b) In addition to all other remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory relating to the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction, and also it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply promptly with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and supply the Drink directly or enter into contracts with third parties form them to procure it within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall no longer prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, boxes, labels or other packaging or advertising, promotional or marketing material that has been used or is intended to be used by the Bottler only in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its facilities, delivery vehicles, vending machines, coolers and other equipment and all paperwork and the written, graphic, electromagnetic, digital or another material destined to the advertising, marketing or promotional the it uses or holds: and, as from that moment, it shall no claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it, all the Concentrate, the Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, boxes, labels and other packaging materials bearing the Trademarks, as well as all promotional material of the Drinks, which are still in its possession or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in excellent condition and can be used; and, further provided, that all the Approved Containers, lids , boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and that any supplies and materials that are not in condition to be used according to the rules of the Company, shall have to be destroyed by the Bottler at its own expense; and also, provided, that if it terminates this Contract in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations provided for herein shall expire, cease and terminate, whether they are expressly established or arise from the uses, customs, practices or any other circumstance, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, characteristics and integrity of the owners, who control and manage the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, about the owners and any parties having any interest or control or management over the Bottler. Therefore, the parties agree that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, even any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to periodically make available to the Company, and when it so requests it, the complete records of the current owners of the Bottler and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, not to change the participation of the company by including new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if an offer to change the ownership or control of the Bottler involves a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any information it deems relevant, both regarding the Bottler and the Acquiring Bottler, in order to determine whether or not to authorize the change. In any such circumstances, the parties expressly agree that, acknowledging the Company’s legitimate interest to maintain, promote and protect the performance, efficiency and integrity of the international general bottling, distribution and sales system, the Company may consider all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also acknowledge and agree that the Company, at its sole discretion, may refuse to accept any proposed change in the ownership or other situation under this Section 28 or may accept it subject to such conditions as it determines, at its sole discretion also. The parties stipulate and expressly agree that any breach by the Bottler of the agreements contained in this Section 28 shall entitle the Company to terminate this Contract immediately, without liability for damages; and also in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages, if any third party or parties obtain any direct or indirect ownership or control of the Bottler, even when the Bottler itself did not have the means to prevent the change if, according to the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuance, offer, sale, transfer, negotiation or exchange of any of its shares or other titles of property, bonds, obligations or other titles of debt, or to promoting the sale of the latter, or to encouraging or seeking their acquisition or an offer to sell them, the Bottler shall have to obtain the written consent of the Company when it uses to that effect the Company’s name or the Trademarks or any description of its relationship with it in any prospect, advertisement or other sales effort. The Bottler cannot use the Company’s name or Trademarks or any description of its business relationship with it in any prospect or advertisement used in connection with the acquisition of any share or other certificate property of a third party, without the written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract, to one or more of its subsidiaries or affiliates, provided, however, that this delegation shall not release it from its contractual obligations under this Contract. In addition, it may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall have to answer for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. When requested by the Company, the Bottler shall support it in any such actions. The Bottler may not file any claims against the Company due to such lawsuits or actions or to any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any litigation or process already initiated or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is the sole and exclusive authorized to and responsible for initiating and defending all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceeding or action on its own behalf or request the Bottler to initiate or defend such proceeding or action, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers and to adopt the measures for the defense of such claims or lawsuits that the Company may reasonably require in order to protect its interests on the Drink, the Approved Containers or the crédito mercantil (goodwill) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach a settlement, derived from the preparation, bottling , distribution, sale or promotion of the Drink by the Bottler, including, in without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company granting a broad and comprehensive coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case its shares are listed or traded in the stock market, to provide the Company with any financial or other information relating to such Bottler results or projections at the same time it is obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at any time during and after the term of this Contract, to maintain in strict confidence all secret and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract received by the Bottler from the Company or obtained in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, to immediately deliver to the Company or to whom it may indicate all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that threaten the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems related to the Drink, the Bottler shall appoint and organize a crisis management team and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and third parties so designated by it and coordinate all efforts to address and solve any incident in a manner consistent with crisis management systems that the Company may report regularly to the Bottler.

36. In the event that any provision of this Contract is or becomes legally invalid or ineffective, this shall not affect the validity or effectiveness of the other provisions of this Contract, provided that the invalidity or unenforceability of such provisions does not obstruct or unduly hinder the fulfillment of this document nor harm the property or validity of the Trademarks. The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) All issues and matters referred to hereunder, this Contract and any subsequent written amendments or additions, constitute the entire Contract between the Company and the Bottler. All previous agreements of any kind between the parties relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company took into consideration for entering into this Contract remains in force and binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding on the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by courier, fax, in person or by registered mail(air) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

38. Failure by the Company to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and governed by and in accordance with the laws of the Republic of Argentina, without giving effect to any principles regarding choice or conflict of applicable laws.

This proposed Contract is deemed tacitly accepted by the Bottler if within five (5) days as of receipt of the reception of the same The Coca-Cola Company was not notified of its rejection or the Bottler hand began the fulfillment of the same, whichever occurs first.

1.2.2                     Argentina’s Bottler’s Agreement EDASA (Schweppes)

Schweppes Holdings Limited

Southgate, Dublin Road, Drogheda, Co. Meath

Tel: +353-41 9849322    Fax: +353-41 9841779

February 1, 2012

Embotelladora del Atlántico S.A.

Ruta Nacional N° 19 km 3,7

5000 - Córdoba

Republic of Argentina

Dear Sirs:

In reference to the Bottler Agreement effective as of February 10, 2007, entered into by and between Schweppes Holdings Limited (hereinafter the “Company”) and Embotelladora del Atlántico S.A. (hereinafter the “Bottler”), whereby the Bottler is authorized to prepare and bottle the Drink SCHWEPPES, and to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “Bottler Agreement”) in the Territory described in the Bottler Agreement, the same is hereby extended as from February 10, 2012 until:

February 10, 2017

Except for the said extension, all terms and conditions of the Bottler Agreement shall remain in full force and effect and upon the expiration of the said extension it shall inevitably expire on February 10, 2017, without any notice and the Bottler shall not be entitled to claim a tacit renewal thereof.

This document is considered tacitly accepted by Embotelladora del Atlántico S.A. if within five (5) days as of its reception; Schweppes Holdings Limited was not notified of its rejection.

Sincerely,

SCHWEPPES HOLDINGS LIMITED

COCA - COLA PLA.ZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. BOX 1734
ATLANTA, GA 30301---
404 676-2121

February 1, 2012

Embotelladora del Atlántico S.A.

Ruta Nacional N° 19 km 3,7

5000 - Córdoba

Republic of Argentina

Dear Sirs:

In reference to the Bottler Agreement effective as of February 10th, 2007, entered into by and between The Coca-Cola Company (hereinafter the “Company”) and Embotelladora del Atlántico S.A. (hereinafter the “Bottler”), whereby the Bottler is authorized to prepare and bottle the Drink COCA-COLA, and to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “Bottler Agreement”) in the Territory described in the Bottler Agreement, the same it is hereby extended as from February 10, 2012 until:

February 10, 2017

Except for such extension, all terms and conditions of the Bottler Agreement shall remain in full force and effect and upon the expiration of the said extension; it shall inevitably expire on February 10, 2017, without any notice, and the Bottler shall not be entitled to claim a tacit renewal thereof.

This document is considered tacitly accepted by Embotelladora del Atlántico S.A. if within five (5) days, as of its reception, Schweppes Holdings Limited was not notified of its rejection.

Sincerely,

THE COCA-COLA COMPANY

1.2.3                     Argentina’s Bottler’s Agreement Ex — Polar

COCA-COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. DRAWER 1734
ATLANTA, GA 30301
404-676-2121

July 28, 2008

Messrs

Coca-Cola Polar Argentina, S.A. (Sur)

Esmeralda 320 - 6° Piso “B”

2035ABH- Buenos Aires

Republic of Argentina

Dear Sirs:

In reference to the Bottler Agreement effective as of July 1, 2003, entered into by and between Coca-Cola Polar Argentina S.A. and The Coca-Cola Company (hereinafter the “Company”) and Embotelladora del Atlántico S.A. (hereinafter the “The Bottler”), by which the Bottler is authorized to prepare and bottle the Drink COCA-COLA and in relation to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “The Bottler Agreement”) within the Territory described in the Agreement, it is hereby extended as from September 1, 2008 until:

June 30, 2013

Except for such extension, all terms and conditions of the Agreement shall remain in full force and effect and upon the expiration of the said extension; it shall inevitably expire and the Bottler shall not be entitled to claim a tacit renewal thereof.

This document is considered tacitly accepted by Coca-Cola Polar Argentina, S.A. if within five (5) days, as of its reception, The Coca-Cola Company was not notified of its rejection.

Schweppes Holdings Limited

Industrial Estate, Drogheda, Co. Louth, Republic of Ireland

Tel: 353 41 9836471     Fax: 353 41 9846434

July 28, 2008

Messrs

Coca-Cola Polar Argentina, S.A. (Sur)

Esmeralda 320 - 6° Piso “B”

2035ABH- Buenos Aires

Republic of Argentina

Dear Sirs:

In relation to the Bottler Agreement effective as of July 1, 2003, entered into by and between Coca-Cola Polar Argentina, S.A. and Schweppes Holding Limited (hereinafter the “Company”) and Embotelladora del Atlántico S.A. (hereinafter the “The Bottler”), by which the Bottler is authorized to prepare and bottle the Drink SCHWEPPES and in relation to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “The Bottler Agreement”) in the Territory described in the Bottler Agreement, it is hereby extended as from September 1, 2008 until:

June 30, 2013

Except for such extension, all terms and conditions of the Bottler Agreement shall remain in full force and upon the expiration of the said extension; it shall inevitably expire and the Bottler shall not be entitled to claim a tacit renewal thereof.

This document is considered tacitly accepted by Coca-Cola Polar Argentina, S.A. if within five (5) days, as of its reception, Schweppes Holdings Limited was not notified of its rejection.

Sincerely,

Registered Office:  Industrial Estate, Drogheda, Co. Louth, Republic of Ireland

Registered in the Republic of Ireland: 128999

An up-to-date list of names of every company director, containing the particulars indicated in paragraphs (a), (b) and (c) of Section 196 (1) of the Companies Act 1963, is available on application from the company’s registered office

COCA-COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. DRAWER 1734
ATLANTA, GA 30301
404-676-2121

October 16, 2003

Messrs

Coca-Cola Polar Argentina, S.A. (Sur)

Esmeralda 320 - 6° Piso “B”

2035ABH- Buenos Aires

Dear Sirs:

We are pleased to address You in order to propose the execution of a Bottler Agreement subject to the following terms:

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Concentrate”), , whose formulas are a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drink”) to be sold in bottles and other containers and in other forms or manners;

B. The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, the Featured Bottle of different sizes in which the Drink has been commercialized for many years, the presentation of the Featured Bottle, the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other designs and packaging elements related with the Concentrate, the Syrup and the Drink (“Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, the design and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take periodically with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in Chile, among other countries;

D. The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E. The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within the territory as defined and described in this Contract;

F. The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I. PURPOSE OF THE CONTRACT.

1. the Company hereby authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers approved periodically by the Company in writing (hereinafter, the “Approved Containers”) and to distribute and sell the same under the Trademarks within, but only within the following territory (hereinafter the “Territory”):

In The Republic of Argentina (a) In the province of Buenos Aires, in the partidos [_*_]of , Villarino, Daireaux, Guamini, Adolfo Alsina, Coronel Suarez, Coronel Pringles, Saavedra, Puin, Salliqueló, Municipio Urbano de Monte Hermosa, Benito Juárez, González Chávez, Tres Arroyos, Carmen de Patagones, Olavarría, Azul, Tapalqué, Laprida y Lamadrid, Arrecifes, Chacabuco, Colón, Pergamino, Rojas, Salta, Bartolomé Mitre, Capitán Sarmiento, 9 de Julio, 25 de Mayo, General Alvear, Chivilcoy, Alberti, Bragado, Junín, Viamonte, Arenales, L. N. Alem, Lincoln, General Pinto y Ameghino, Tres Lomas, Pehuajó, Carlos Casares, Hipólito Yrigoyen, Bolívar, Carlos Pellegrini, Trenque-Lauquen, Rivadavia, Carlos Tejedor and General Villegas; (b) In the province of Río Negro, in the departments of Viedma, Pichimahuída, General Conesa y Adolfo Alsina and in the districts of San Antonio, General Roca, Avellaneda, El Cuy, Bariloche, Ñorquincó, 25 de Mayo, Pilcaniyeu, 9 de Julio an Valcheta; (c) in the province of Neuquén, Confluencia, Añelo, Picun-Leufú, Pehuenches, Chos-Malal, Minas, Ñorquín, Loncopué, Zapala, Picunches, Aluminé, Catan-Lil, Collon-Curá, Los Lagos, Lacar and Huiliches; and (d) In the province of La Pampa, as they may be politically established as of this date.

2. The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate it requests periodically as long as the Bottler requests and the Company or its Authorized Providers sell and deliver to the Bottler, only the amounts of Concentrate that are necessary and sufficient to comply with the purpose of this Contract. To this regard, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3. The Bottler shall exclusively use the Concentrate to produce Syrup and to prepare and bottle the Drink as determined by the Company periodically. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4. The Company reserves for itself the sole and exclusive right to determine at any time the formula, composition or ingredients of the Concentrate, Syrup and the Drink.

5. Except as expressly provided in this Contract, the Company shall refrain, during the term of the Contract hereof, from selling or distributing the Drink, or arranging it to be sold or distributed, within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container within the Territory for its sale outside of the same, and to prepare, bottle, distribute or sell, or authorize others to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II. OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.  The Bottler agrees and commits to the Company:

(a)  to make its best efforts and employ all possible and approved means in order to promote, develop and exploit all potential preparation, bottling, distribution, marketing and sale activities of the Drink throughout the Territory continuously creating, stimulating and expanding the future demand of the Drink and fully covering all aspects of its current demand;

(b) to prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

(c) to invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and other that may be necessary for the fulfillment of the obligations of the Bottler under this Contract;

(d) to have a competent and well-trained management and hire, train, maintain and direct all personnel necessary and sufficient in all aspects in order for the Bottler to meet all the obligations under this Contract;

(e) to provide to the Company, once per calendar year, a plan or program written in an acceptable manner and substance and in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the future twelve month period or for any such other period as may be requested by the Company; to diligently implement such program or plan, and report on the progress of the program to the Company, in writing in an acceptable manner and upon its request;

(f) to provide the Company with accurate and updated information on the production, distribution and sales of the Drink with the frequency, the details and in the manner requested by the Company; and

(g) to keep accurate books, accounts and records and provide to the Company financial, accounting and other information requested by the same enabling it to verify if the Bottler maintains the reasonably necessary consolidated financial capacity to comply with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7. The Bottler shall, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that the Company reasonably requests in order to create, stimulate and maintain the demand for the same within the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material of the Trademarks or the Drink that it approves and authorizes. The Company may agree to periodically make, and subject to the terms and conditions set forth in each case, financial contributions to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory deemed useful or appropriate.

8. (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler further undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, to make all reasonable efforts to resolve them amicably.

(b) The Bottler shall not object the additional measures that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those that could be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9. Acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, the Bottler undertakes to accept and apply the rules adopted and issued periodically by the Company for the design and decoration of trucks and other delivery vehicles, boxes, cardboards, coolers, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10. The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink to retailers and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Despite the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory that only sell to retailers in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11. (a) The Bottler shall prevent the Drink from being sold or distributed in any way outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available resources:

(1) the Company may, at its sole discretion, immediately cancel the authorization of such bottles found in the Affected Bottler ‘s territory;

(2) the Company may charge the Bottler a compensation for the Drink found in the territory of the Affected Bottler, in an amount that includes all the loss of future earnings (lucrum cessans), expenses and other costs assumed by both the Company and the Affected Bottler;

(3) the Company may purchase the Drink elaborated, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler and the Bottler shall, in addition to any other obligation under this Contract, reimburse the Company the costs incurred thereof for the purchase, transportation and/or destruction of the said Drink.

(c) Should the Drink elaborated, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall make available to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale and distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company of any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING TRADEMARKS

12. The Bottler shall acknowledge at all times and shall not challenge the validity and ownership of the Company Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler hereby acknowledges and agrees that all rights and interests created by the use of such Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and understand that subject to this Contract, the Bottler is only awarded a simple temporary permit , that considers no right or interest and no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the elaboration, bottling, distribution and sale of the Drink in Approved Containers; use that shall have to be exercised in such away and result so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink, and the Company shall have the absolute right to determine in all cases, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name whose similarity to any of these may be misleading, neither any graphic or visual representation of the Trademarks nor any other trademark or intellectual property of the Company, without its the prior written consent.

15. The Bottler undertakes and accepts during the term of this Contract and in compliance with applicable law:

(a) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation or container that imitates a business representation or container regarding which the Company claims an exclusive interest, or may look like or be misleading or be perceived by consumers as being so similar to such commercial representation or container, that causes confusion;

(b) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or may look like any product that leads the public to believe it is elaborated by the Company, due to the connection of the Bottler with the activities of manufacturing, preparation, bottling, distribution and sale of the Drink; without in any way limiting the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent, in local language or phonics, under any format or any other graphic word or sounds similar to the same, or that mimics it, in any product other than a product of the Company shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not to manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not to use delivery vehicles, boxes, cardboards, coolers, vending machines and other equipment bearing the Trademarks to distribute and sell any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that may be or confused with or look like the Concentrate, the Syrup or the Drink;

(f) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink that is commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in any other manner mimics the Concentrate, the Syrup or the Drink or that may replace them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler in this Contract, for an additional period of two years following this date, and

(g) not to acquire or hold, either directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler carries out directly, but also to the activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise in the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or obtains the control or may have any direct or indirect influence on the administration of the Bottler; or

(b) any individual, firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled, either by the Bottler or by any third party having the control or, according to the Company’s judgment, any direct or indirect influence on the administration of the Bottler, is involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein; then the Company shall be entitled terminate this Contract immediately without any compensation for damages, unless the third party making the acquisition referred to in sub-section(a) herein or the individual, firm or company referred to in sub-section(b) hereof, upon notification in writing by the Company of its intention to terminate this Contract, agrees to cease and effectively stop the preparing, producing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If, for the purposes specified in this Contract, the Company requests, in accordance to applicable laws governing the intellectual property registration and license, the Bottler to be registered as a registered user or licensee of the Trademarks, then, at the request of the Company, the Bottler shall have to enter into any and all contracts and documents necessary to register, modify or cancel the registration or record required.

(b) If the competent public authority rejects any application for registration or record of the Company or the Bottler as registered users or licensees of any Trademarks regarding the Drink, then the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and accepts to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly following and complying with the written instructions that the Company shall periodically deliver to the Bottler.  The Bottler further agrees and accepts to comply at all times when preparing, bottling and distributing the Drink, with the provisions, including quality, hygiene, environmental and other regulations established periodically in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the machinery and equipment necessary to apply such identification codes. The Company shall periodically deliver to the Bottler the necessary written instructions concerning the format of the identification codes that the Bottler shall have to use and the production and sales records that it must keep.

(c) In the event that the Company determines or becomes aware of the existence of any quality or technical problems regarding the Drink o the Approved Containers for the Drink, it shall be entitled to request the Bottler to adopt all necessary measures to remove the Drink immediately from the market or commerce, as applicable. The Company shall notify the Bottler its decision to request the Bottler to withdraw the Drink from the market or commerce by telephone, fax, email or by any other means of immediate communication, with the corresponding written acknowledgment of receipt; and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, it must immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantities of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in or for the preparation, bottling, storage or handling of the Drink with the purpose of determining if the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. The Bottler further agrees to provide to the Company as it may request it periodically, all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at its own expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide periodically.

20. (a) In the bottling, distribution and sale of the Drink, the Bottler shall use only Approved Containers and lids, boxes, labels and other packaging materials approved periodically by the Company and the Bottler shall buy such items only from suppliers that the Company has authorized in writing to manufacture the items to be used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall inspect the Approved Containers and lids, boxes, labels and other packaging materials to be used in relation to the Drink and use only such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such approved containers, lids, boxes, labels and other packaging materials, regarding which it has determined that they comply with the standards mentioned above.

(c) The Bottler shall maintain at all times sufficient stock of Approved Containers, lids, boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that increases in the demand for the Drink, as well as changes in Approved Containers, may require periodic modifications or other changes to its existing manufacturing, bottling, delivery or distribution equipment, or the acquisition of additional manufacturing, packaging, delivery or distribution equipment. The Bottler agrees to make all changes to the equipment and purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If returnable Approved Containers are used in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to periodically invest the necessary capital and allocate and utilize the necessary funds to create and maintain sufficient stock of returnable Approved Containers. In order to ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler also agrees to replace all or part of the stock of such Approved Containers, as reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose other than in connection with the Drink and it shall not refill or otherwise reuse non-returnable Approved Containers that have been previously used.

22. (a) The Bottler shall be solely responsible for the fulfillment of its obligations under this Contract in accordance with all laws, rules and regulations that are issued by local or government authorities applicable in the Territory and shall immediately inform the Company of any provision that could prevent or limit in any way the strict compliance by the Bottler of its obligations hereunder.

(b) Notwithstanding the foregoing, the Bottler covenants and undertakes to comply at all times with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company periodically.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves to itself the right to periodically review and at any time, at its sole discretion, set the price of the Concentrate, the Authorized Providers, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler is not willing to pay the revised price of the Concentrate, it shall have to notify it in writing to the Company within thirty (30) days after having received the written notice from the Company. In this case, this Contract shall be automatically terminated within three (3) consecutive months after the Bottler had received of the notification, without any parties’ liability for damages.

(c) If the Bottler does not notify the Company regarding the revision of the price of the Concentrate as set forth in sub-section (b) above, it shall be deemed that such revision has been accepted.

(d) To the extent permitted by applicable law in the Territory, the Company reserves the right to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. It is thus acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler cannot increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow the increase of maximum prices of the Drink in retailers without the written authorization of the Company.

(e) the Bottler agrees to charge retailers or wholesalers, as applicable, for each returnable Approved Container and every box delivered to them, such deposits that the Company establishes periodically in writing, by giving notice to the Bottler and to make all reasonable diligent efforts to recover all returnable Approved Containers and empty boxes and, at the time of their retrieval, to reimburse or credit the deposits made for such and returnable Approved Containers and boxes returned undamaged and in good condition.

VI. TERM AND TERMINATION

24.  This Contract shall come into effect as of July 1, 2003, and shall expire, without notice, on June 30, 2008, unless it is terminated early as provided in herein. The parties acknowledge and agree that the Bottler shall have no right to claim a tacit renewal of this Contract.

(b) If the Bottler has fully complied with all the terms, covenants, conditions and provisions of this Contract during the term, and if capable of promoting, developing and exploiting permanently the full potential of the business of preparing, bottling, distributing and selling the Drink, the Bottler may request an extension of this Contract for a additional period of 5 (five) years. The Bottler shall have to request the extension in writing to the Company at least six (6) months but not more than twelve (12) months, prior to the expiration date of this Contract. This request for extension made by the Bottler shall have to be supported by the documentation requested by the Company, including such information regarding the Bottler’s compliance of the performance obligations contained in this Contract and that supports the permanent ability of the Bottler to develop, stimulate and fully satisfy the demand for the Drink within the Territory. If, at the Company’s sole discretion, the Bottler has complied with the necessary conditions to extension of this Contract, then the latter may, by written notice, agree to extend this Contract for such further period or such shorter period that the Company determines.

(c) After the expiration of any additional period, this Contract shall expire permanently without notice, and the Bottler shall have no right to claim a tacit renewal thereof.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler cannot legally obtain foreign currencies to remit them abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if any part to this Contract does not comply with the laws or regulations applicable in the Territory and, thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without liability for damages:

(1) if the Bottler becomes insolvent or if a petition for bankruptcy is filed against or on behalf of the Bottler and its is not dismissed or rejected within the following one hundred twenty (120) days, or if the Bottler reaches a settlement for liquidation or if an decision of liquidation or instructing the judicial administration is ruled against the Bottler, or if a liquidator (receiver) is appointed to manage the business of the Bottler, or if the Bottler holds any judicial or voluntary settlement with its creditors or reaches similar agreements with them or makes an assignment in benefit of its creditors; or

(2) in case of a dissolution, nationalization or expropriation of the Bottler, or the case of confiscation of production or distribution assets held by the Bottler.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the date on which the party has received written notice of such breach.

(b) In addition to all other remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory relating to the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction, and also it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply promptly with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and supply the Drink directly or enter into contracts with third parties form them to procure it within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall no longer prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, boxes, labels or other packaging or advertising, promotional or marketing material that has been used or is intended to be used by the Bottler only in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its facilities, delivery vehicles, vending machines, coolers and other equipment and all paperwork and the written, graphic, electromagnetic, digital or another material destined to the advertising, marketing or promotional the it uses or holds: and, as from that moment, it shall no claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it, all the Concentrate, the Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, boxes, labels and other packaging materials bearing the Trademarks, as well as all promotional material of the Drinks, which are still in its possession or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in excellent condition and can be used; and, further provided, that all the Approved Containers, lids , boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and that any supplies and materials that are not in condition to be used according to the rules of the Company, shall have to be destroyed by the Bottler at its own expense; and also, provided, that if it terminates this Contract in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations provided for herein shall expire, cease and terminate, whether they are expressly established or arise from the uses, customs, practices or any other circumstance, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, characteristics and integrity of the owners, who control and manage the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, about the owners and any parties having any interest or control or management over the Bottler. Therefore, the parties agree that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, even any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to periodically make available to the Company, and when it so requests it, the complete records of the current owners of the Bottler and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, not to change the participation of the company by including new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if an offer to change the ownership or control of the Bottler involves a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any information it deems relevant, both regarding the Bottler and the Acquiring Bottler, in order to determine whether or not to authorize the change. In any such circumstances, the parties expressly agree that, acknowledging the Company’s legitimate interest to maintain, promote and protect the performance, efficiency and integrity of the international general bottling, distribution and sales system, the Company may consider all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also acknowledge and agree that the Company, at its sole discretion, may refuse to accept any proposed change in the ownership or other situation under this Section 28 or may accept it subject to such conditions as it determines, at its sole discretion also. The parties stipulate and expressly agree that any breach by the Bottler of the agreements contained in this Section 28 shall entitle the Company to terminate this Contract immediately, without liability for damages; and also in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages, if any third party or parties obtain any direct or indirect ownership or control of the Bottler, even when the Bottler itself did not have the means to prevent the change if, according to the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuance, offer, sale, transfer, negotiation or exchange of any of its shares or other titles of property, bonds, obligations or other titles of debt, or to promoting the sale of the latter, or to encouraging or seeking their acquisition or an offer to sell them, the Bottler shall have to obtain the written consent of the Company when it uses to that effect the Company’s name or the Trademarks or any description of its relationship with it in any prospect, advertisement or other sales effort. The Bottler cannot use the Company’s name or Trademarks or any description of its business relationship with it in any prospect or advertisement used in connection with the acquisition of any share or other certificate property of a third party, without the written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract, to one or more of its subsidiaries or affiliates, provided, however, that this delegation shall not release it from its contractual obligations under this Contract. In addition, it may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall have to answer for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. When requested by the Company, the Bottler shall support it in any such actions. The Bottler may not file any claims against the Company due to such lawsuits or actions or to any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any litigation or process already initiated or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is the sole and exclusive authorized to and responsible for initiating and defending all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceeding or action on its own behalf or request the Bottler to initiate or defend such proceeding or action, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers and to adopt the measures for the defense of such claims or lawsuits that the Company may reasonably require in order to protect its interests on the Drink, the Approved Containers or the crédito mercantil (goodwill) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach a settlement, derived from the preparation, bottling , distribution, sale or promotion of the Drink by the Bottler, including, in without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company granting a broad and comprehensive coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case its shares are listed or traded in the stock market, to provide the Company with any financial or other information relating to such Bottler results or projections at the same time it is obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at any time during and after the term of this Contract, to maintain in strict confidence all secret and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract received by the Bottler from the Company or obtained in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, to immediately deliver to the Company or to whom it may indicate all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that threaten the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems related to the Drink, the Bottler shall appoint and organize a crisis management team and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and third parties so designated by it and coordinate all efforts to address and solve any incident in a manner consistent with crisis management systems that the Company may report regularly to the Bottler.

36. In the event that any provision of this Contract is or becomes legally invalid or ineffective, this shall not affect the validity or effectiveness of the other provisions of this Contract, provided that the invalidity or unenforceability of such provisions does not obstruct or unduly hinder the fulfillment of this document nor harm the property or validity of the Trademarks. The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) All issues and matters referred to hereunder, this Contract and any subsequent written amendments or additions, constitute the entire Contract between the Company and the Bottler. All previous agreements of any kind between the parties relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company took into consideration for entering into this Contract remains in force and binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding on the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by courier, fax, in person or by registered mail(air) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

38. Failure by the Company to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and governed by and in accordance with the laws of the Republic of Argentina, without giving effect to any principles regarding choice or conflict of applicable laws.

This proposed Contract is deemed tacitly accepted by the Bottler if within five (5) days as of receipt of the reception of the same The Coca-Cola Company was not notified of its rejection or the Bottler hand began the fulfillment of the same, whichever occurs first.

BOTTLER AGREEMENT FOR COCA-COLA LIGHT

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company” ) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark COCA-COLA LIGHT that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement are understood to be incorporated by reference to this document as if they were established in detail; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR SPRITE

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company” ) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark SPRITE that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement are understood to be incorporated by reference to this document as if they were established in detail; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR SPRITE LIGHT

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark SPRITE LIGHT that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR FANTA

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark FANTA that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR FANTA LIGHT

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark FANTA LIGHT that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR KIN

THIS AGREEMENT effective as of July 1st, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Bases for Beverages”) , whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark KIN that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective July 1st, 2003, which expires on June 30th, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR QUATRO

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Bases for Beverages”) , whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark QUATRO that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 1, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR QUATRO ROSADO

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark QUATRO ROSADO that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR TAÍ

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) , whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark TAÍ that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

Under Section 13 of the Coca-Cola Bottler Agreement, the Company has the right to determine, at all times, the presentation of the Trademarks, labels, designs, containers or other visual representation of the same for use by Bottler of the only in relation to the preparation, Bottling, distribution and sale of Drinks in Authorized Containers.

Solely in relation to the Drinks TAÍ Orange, TAÍ Line-Lemon, TAÍ Pink Grapefruit y TAÍ Fruit Salad, the rights and obligations set forth in Section 6(a) and (b) and Section 7 of the for Coca-Cola Bottler Agreement shall not be applicable. The creation, encouragement and expansion of the demand for this Drink shall be performed according to the guidelines agreed in the program “ Value Protection Brand”, incorporated herein:

TAÍ ROLE AND GUIDELINES

TAÍ is a brand that shall be incorporated to the “Value Protection Brand” program. These programs are oriented towards the customers and their purpose is to increase the volume and profitability of other brands franchised the Bottler.

The adequate and effective implementation of the brand TAÍ within these programs is a key factor for the success of this purpose. The guidelines for the implementation of TAÍ shall be included as part of the Company and the Bottler.

These implementation guidelines must include the following issues:

SKUs and flavors of the Brand

Defining Product Quality

Pricing Policy

Communications Strategy

Defining Merchandising Systems

Distribution Channels

Customers Margins

Incentive for Sales Force

Key Success Indicators

Monitoring and Control Systems

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

BOTTLER AGREEMENT FOR HI-C

THIS AGREEMENT effective as of July 1, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Republic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) , whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or manners;

B. The Company owns the trademark HI-C that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in The Republic of Argentina, among other countries;

D. The parties to this document are also parties to a contract effective July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were included in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

Under Section 13 of the Coca-Cola Bottler Agreement, the Company has the right to determine, at all times, the presentation of the Trademarks, labels, designs, containers or other visual representation of the same for use by Bottler of the only in relation to the preparation, Bottling, distribution and sale of Drinks in Authorized Containers. The Company hereby authorizes the Bottler to use, solely and exclusively on the labels of Approved Containers and other containers of HI-C orange, HI-C Lemon, Hl-C Grapefruit and HI-C Apple, the following phrase “Hl-C is a product of the Minute Maid Company” or those which the Company may approve in writing in the future.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

1.2.4                     Argentina’s Bottler’s Agreement Ex — Polar (other)

COCA-COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

October 16, 2003

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

AUTHORIZATION REGARDING POST-BEVERAGE SYRUP MIX

Sirs:

This letter is sent in reference to the Bottler Agreement that in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA, and to any additional authorizations granted to to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

Hereby the Bottler is granted a non-exclusive authorization to prepare, bottle, distribute and sell syrups for authorized Drinks under the Bottler Agreements (hereinafter the “Post-Mix Syrups”) to retailers in the Territory for the provision of Drinks through Post-Mix Vending Machines and to sell Drinks dispensed directly to consumers subject to the following conditions:

1. The Bottler shall not sell Post-Mix Syrups to retailers for their use in Post-Mix vending machines, or operate any Post-Mix Vending Machine if the following conditions are not met:

(a) that an adequate supply of safe drinking water is available;

(b) that all Post-Mix Vending Machines are of the kind approved by the Company and comply in all respects with the sanitary regulations and other regulations that the Company notifies in writing to the Bottler in connection with the preparation, bottling and sale of Post —Mix Syrups, and

(c) that the drinks dispensed through Post-Mix Vending Machines strictly conform to the instructions for the preparation of Post-Mix Syrups Drinks as periodically informed in writing by the Company Bottler.

2. The Bottler shall sample the dispensed Drinks through Post-Mix Vending Machines operated by retailers to whom the Bottler has supplied Post-Mix Syrups or of those that are operated by the Bottler, in accordance with such instructions and in the intervals that the Company shall communicate in writing, and submit the samples to the Company for inspection.

3. The Bottler shall maintain an adequate group of trained personnel who shall perform, with a reasonable frequency, periodic inspections of the Post-Mix Vending Machines operated by retailers to whom the Bottler has supplied Post-Mix Syrups. When doing these inspections, the Bottler shall ensure:

(a) that the instructions issued by the Company are being fulfilled; and

(b) that the Drinks dispensed through Post-Mix Vending Machines strictly comply with the regulations prescribed by the Company for its Drinks.

4. The Bottler shall, at its own initiative and responsibility, immediately discontinue the sale of Post-Mix Syrups to any retailer that does not comply with the regulations prescribed by the Company.

5. The Bottler shall discontinue the sale of Post-Mix Syrups to any retailer when notified by the Company that any of its Drinks dispensed through Post-Mix Vending Machines located in or adjacent to the retailers store, do not meet the regulations prescribed by the Company for Drinks or the Post-Mix Vending Machines is not of a type approved by the Company.

6. The Bottler agrees:

(a) to sell and distribute Post-Mix Syrups only in containers of the type approved by the Company and only use in such containers the labels that have been approved by the Company, and

(b) to exercise all its influence to persuade retail outlets to use glass or paper cups or other containers approved by the Company with brands approved by the Company in order that the Drinks served to the consumer are properly identified and served in an attractive and hygienic container.

Except as amended hereby, all terms, agreements and conditions contained in the Bottler Agreements apply to this additional authorization and is expressly agreed between the parties that the terms, conditions, duties and obligations of the Bottler, as set forth in the Bottler Agreements, are incorporated herein by reference and, unless the context otherwise indicates or requires, any reference in these Bottler Agreements the term “Drink” shall relate to the term “Post-Mix Syrup” for the purpose of this authorization.

This authorization may be terminated by the Company or the Bottler through notice given ninety (90) days in advance and shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

Sincerely,

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

October 16, 2003

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

AUHTORIZATION FOR DISTRIBUTION

Sirs:

This letter is sent in reference to the Bottler Agreement in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), whereby the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA, and to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is hereby granted a non-exclusive authorization to purchase from the Company or from whomever it authorizes, the Drink BLACK FIRE in Approved Containers under the Bottler Agreements and to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purchase the Drink Black Fire only with the sole purpose of selling it within the Territory, in accordance with all relevant terms and conditions of the Coca-Cola Bottler Agreement that shall be applicable as if the Drink Black Fire had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the Drink Black Fire purchased under this authorization from Coca-Cola de Argentina S.A. Paraguay 733, Buenos Aires, Republic of Argentina, or whoever it indicates, and shall be responsible for the transportation of the Drink Fire Black to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the Drink Black Fire within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drink Black Fire the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 8 of the Coca-Cola Bottler Agreement the Company can assign to Coca-Cola de Argentina S.A. or to another Bottler the care of certain largo or important accounts (“key accounts”), provided that Coca-Cola de Argentina S.A. or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization may be canceled by the Company or the Bottler by giving written notice of 60 days in advance and shall terminate automatically upon the expiration or early termination of the Coca-Cola Bottler Agreement.

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the Drink Black Fire from Coca-Cola de Argentina S.A. or from whom it had been instructed, and Bottler shall immediately discontinue the distribution or sale of Drinks in Approved Containers within the Territory.

8. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling it , whatever occurs first.

Sincerely,

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

October 16, 2003

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

AUTHORIZATION FOR DISTRIBUTION

Sirs:

This letter is sent in reference to the Bottler Agreement that is in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA, and in relation to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is hereby granted a non-exclusive authorization to purchase from CICAN S.A., the canned Drinks and to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purchase the canned Drinks only with the sole purpose of selling it within the Territory, in accordance with all relevant terms and conditions of the Agreement, that shall be applicable as if the Drinks had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the canned Drinks purchased under this authorization from the bottling plant of CICAN S.A. located at Saavedra 1070, Monte Grande, Partido de Esteban Echeverría, Buenos Aires Province, Argentina, and shall be responsible for the transportation of the Drinks to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the Drinks within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drinks the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 8 of the Coca-Cola Bottler Agreement, the Company can assign to CICAN S.A. or to another Bottler the care of certain large or important accounts (“key accounts”), provided that CICAN S.A. or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall terminate automatically upon the expiration or early termination of the Coca-Cola Bottler Agreement. This authorization shall also terminate with respect to one or more canned Drink(s), when the Company, based on the Agreement, withdraws the authorization from the Bottler for the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the canned Drink from CICAN or from whom it had been instructed, and Bottler shall immediately discontinue the distribution or sale of such canned Drinks(s). Upon the expiration or termination of this authorization, the Bottler shall immediately discontinue the distributions o sale of the Drinks in Approved Containers within the Territory.

8. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling it , whatever occurs first.

Sincerely;

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

October 16, 2003

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

AUTHORIZATION FOR DITRIBUTION

Sirs:

This letter is sent in reference to the Bottler Agreement that is in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA, and in reference to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is hereby granted a non-exclusive authorization to purchase from Coca —Cola Femsa de Buenos Aires S.A. the canned Drinks and the Drink HI-C — the latter only when it is elaborated with the process flash pasteurization- (hereinafter, “HI-C”) and to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purchase the canned Drinks and HI-C only with the sole purpose of selling them within the Territory, in accordance with all relevant terms and conditions of the Coca-Cola Bottler Agreementthat shall be applicable as if the canned Drinks or HI-C had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the canned Drinks and HI-C from Coca-Cola Femsa de Buenos Aires S.A. at the domicile it indicates, and shall be responsible for the transportation of the canned Drinks and HI-C to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the canned Drinks and HI-C within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the canned Drinks and HI-C the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 8 of the Coca-Cola Bottler Agreement, the Company can assign to Coca-Cola de Argentina S.A. or to another Bottler the care of certain largo or important accounts (“key accounts”), provided that Coca-Cola de Argentina S.A. or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall be effective as from December 1, 2002 and shall expire November 30, 2003, or upon its early termination. This authorization shall also terminate with respect to one or more canned Drink(s), when the Company, based on the Agreement, withdraws the authorization granted to the Bottler for the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the canned Drinks and HI-C from Coca-Cola Femsa de Buenos Aires S.A. or from whom it had been instructed, and Bottler shall immediately discontinue the distribution or sale of such canned Drinks(s).

8. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling it , whatever occurs first.

Sincerely,

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

November 18, 2003

Messrs

Coca-Cola Polar Argentina S.A.

Esmeralda 320, 6° Piso “B”

2035ABH Buenos Aires

Republic of Argentina

Dear Sirs,

Bottler Agreement for NATIVA

We have the pleasure of contacting you with the purpose of proposing the execution of a Bottler Agreement subjet to the following terms:

“THIS AGREEMENT effective as of November 17, 2003, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company” ) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Repúblic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), which formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or ways;

B. The Company owns the trademark NATIVA that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in the Republic of Argentina, among other countries;

D. The parties to this instrument are also parties to a contract dated effective July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were incorporated in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-

Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

November 28, 2003

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

AUTORIZACIÓN PARA DISTRIBUCION

Sirs:

This letter is sent in reference to the Bottler Agreement that is in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA and in reference to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is hereby grants a non-exclusive authorization to purchase from the Coca —Cola Femsa de Buenos Aires S.A., the Drinks establishedherein bellow, subject to the following conditions (hereinafter the Drinks):

a)   354cm3 can (las “Cans”)

Coca-Cola

Coca-Cola Light

Sprite

Sprite Light

Fanta Naranja

Quatro Pomelo

b)   200 cm3 y 1.250 cm3 HI-C non returnable PET bottle (“HI-C”).

c)   Pet 500/600

Fanta Naranja

Quatro Pomelo

Nativa

Agua Kin con y sin gas

To sell and distribute them within the territory, subject to the following conditions:

1. The Bottler shall purchase the Drinks only with the sole purpose of selling them within the Territory, in accordance with all relevant terms and conditions of the Coca-Cola Bottler Agreement that shall be applicable as if the Drinks had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the Drinks at the domicile that Coca-Cola Femsa de Argentina S.A. indicates, and shall be responsible for the transportation of the Drinks to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the Drink Black Fire within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drinks the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under Section 11 of the Coca-Cola Bottler Agreement the Company can assign to Coca-Cola de Argentina S.A. or to another Bottler the care of certain largo or important accounts (“key accounts”), provided that Coca-Cola de Argentina S.A. or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall expire on December 31, 2004 or earlier termination. This authorization shall also terminate with respect to one or more drink(s), when the Company, based on the Contract, withdraws the authorization from the Bottler regarding the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the Drink Black Fire from Coca-Cola Femsa de Argentina S.A. or from whom it had been instructed, and Bottler shall immediately discontinue the distribution or sale of Drinks in Approved Containers within the Territory.

8. This authorization supercedes the authorization granted to the Bottler in order to by canned drinks from CICAN S.A., dated November 30, 2004.

9. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling it , whatever occurs first.

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

March 21, 2004

Messrs

Coca-Cola Polar Argentina S.A.

Esmeralda 320, 6° Piso “B”

2035ABH Buenos Aires

Republic of Argentina

REF: Bottler Agreement for SPRITE ZERO

Dear Sirs:

We have the pleasure of contacting you with the purpose of proposing the execution of a Bottler Agreement subjet to the following terms:

“THIS AGREEMENT effective as of March 26, 2004, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company” ) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Repúblic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), which formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or ways;

B. The Company owns the trademark SPRITE CERO that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in the Republic of Argentina, among other countries;

D. The parties to this instrument are also parties to a contract dated effective July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were incorporated in extenso; subject to

(1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Concentrate” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

March 31, 2004

Messrs

Coca-Cola Polar Argentina S.A.

Esmeralda 320, 6° Piso “B”

2035ABH Buenos Aires

Republic of Argentina

REF: Bottler Agreement for SPRITE ZERO

Dear Sirs:

We have the pleasure of contacting you with the purpose of proposing the execution of a Bottler Agreement subjet to the following terms:

“THIS AGREEMENT effective as of March 26, 2004, is entered into by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, (hereinafter, the “Company”) and Coca-Cola Polar Argentina S.A., a company organized and existing under the laws of the Repúblic of Argentina, (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), which formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drinks”) to be sold in bottles and other containers and in other forms or ways;

B. The Company owns the trademark SPRITE CERO that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and syrups in the Republic of Argentina, among other countries;

D. The parties to this instrument are also parties to a contract dated effective July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink denominated Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for understood o be incorporated by reference to this document as if they were incorporated in extenso; subject to (1) when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks, (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Concentrate” and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola

Bottler Agreement.

This proposal of Agreement is deemed to be tacitly accepted by the Bottler if within five (5) days as of the receipt of the same, The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling the same, whichever occurs first.

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

November 26, 2004

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

Republic of Argentina

RE: Authorization for distribution

Sirs:

This letter is sent in reference to the Bottler Agreement that is in force as of July 1, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA and in reference to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise. The Bottler is hereby granted a non-exclusive authorization to purchase from Coca —Cola Femsa de Buenos Aires S.A. the Drinks detailed bellow (hereinafter “the Drinks):

a)        Can of 354cm3 (the”Cans”)

Coca-Cola

Coca-Cola Light

Sprite

Sprite Zero

Fanta Naranja

Quatro Pomelo

b)        HI-C non-returnable bottle PET 200 cm3 y 1.250 cm3 (“HI-C”).

c)         Pet 500/600 bottles

Fanta Naranja

Quatro Pomelo

Nativa

Agua Kin con y sin gas

In order to to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purchase the Drinks only with the sole purpose of selling it within the Territory, in accordance with all relevant terms and conditions of the Coca-Cola Bottler Agreement that shall be applicable as if the Drinks had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the Drinks at the domicile indicated by Coca-Cola de Femsa Argentina S.A., and shall be responsible for the transportation of the Drinks to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the Drinks within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drinks the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 11 of the Coca-Cola Bottler Agreement the Company can assign to Coca-Cola de Argentina S.A. or to another Bottler the care of certain largo or important accounts (“key accounts”), provided that Coca-Cola de Argentina S.A. or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall expire on November 30, 2004 or upon its earlier termination. This authorization shall also terminate with respect to one or more Drink(s), when the Company, based on the Contract, withdraws the authorization from the Bottler regarding the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the Drinks from Coca-Cola Femsa de Argentina S.A.  and in case of the withdrawal of the authorization for any of the Drinks(s), it shall do so with respectoto any such Drink(s).

8. This authorization supercedes the authorization granted to the Bottler in order to by canned drinks from CICAN S.A., dated December 31, 2004.

9. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Bottler had began fulfilling it , whatever occurs first.

Sincerely,

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

December 7, 2004

Messrs

Coca-Cola Polar Argentina S.A.

Esmeralda 320, 6° Piso “B”

2035ABH Buenos Aires

Republic of Argentina

RE: APPROVED CONTAINERS

Sirs:

In reference to Bottler Agreement, effective as of July 1st, 2003, entered into by and between The Coca-Cola Company (hereinafter referred to as the “Company”) and Coca-Cola Polar Argentina S.A. (heinafter the “Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink Coca-Cola and other authorizations for other beverages identified with different brands owned by the Company (hereinafter collectively referred to as the “Bottler Agreements”).

The terms used in this authorization have the same meaning defined in the Bottler Agreements, unless a different meaning is given.

Effective as from 1/7/03, the Approved Containers that the Bottler is authorized to use to prepare, bottle, distribute and sell the Beverages authorized under the Bottler Agreements are:

Producto-Product	Envase-Container	Capacidad-Capacity
Coca-Cola	Botella de vidrio returnable Returnable glass bottle	200 cm3; 285 cm3; 330 cm3; 350 cm3; 1000 cm3; 1250 cm3; 1500 cm3
Coca-Cola	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3; 250 cm3; 500 cm3
Coca-Cola	Botella retornable REPPET Returnable REPPT bottle	1500 cm3; 2000 cm3
Coca-Cola	Botella no retornable PET Non-returnable PET	500 cm3; 600 cm3; 1000 cm3; 1500 cm3; 2000 cm3; 2250 cm3; 2500 cm3; 3000 cm3
Coca-Cola Light	Botella de vidrio returnable Returnable glass bottle	350 cm3
Coca-Cola Light	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3
Coca-Cola Light	Botella retornable REPPET Returnable REPPT bottle	1500 cm3
Coca-Cola Light	Botella no retornable PET Non-returnable PET bottle	500 cm3; 600 cm3; 1000 cm3; 1500 cm3; 2000 cm3
Fanta	Botella de vidrio returnable Returnable glass bottle	250 cm3-, 350 cm3; 1000 cm3; 1250 cm3; 1500 cm3
Fanta	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3; 250 cm3; 500 cm3
Fanta	Botella retornable REPPET Returnable REPPT bottle	1500 cm3; 2000 cm3
Fanta	Botella no retornable PET Non-returnable PET bottle	500 cm3; 600 cm3; 1000 cm3; 1500 cm3; 2000 cm3; 2250 cm3; 2500 cm3

HI-C	Botella no retornable PET Non-returnable PET bottle	200 cm3; 500 cm3; 1250 cm3; 1750 cm3
Kin	Botella de vidrio no returnable Non-returnable glass bottle	500 cm3
Kin	Botella no retornable PET Non-returnable PET bottle	500 cm3; 1500 cm3; 2000 cm3; 2250 cm3
Quatro	Botella de vidrio returnable Returnable glass bottle	330 cm3; 350 cm3; 1250 cm3
Quatro	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3; 250 cm3; 500 cm3
Quatro	Botella retornable REPPET Returnable REPPET bottle	1500 cm3; 2000 cm3
Quatro	Botella no retornable PET Non-returnable PET bottle	500 cm3; 600 cm3; 1500 cm3; 2000 cm3; 2250 cm3
Sprite	Botella de vidrio returnable Returnable glass bottle	295 cm3; 350 cm3; 1000 cm3; 1250 cm3; 1500 cm3;
Sprite	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3; 250 cm3; 500 cm3
Sprite	Botella retornable REPPET Returnable REPPET bottle	1500 cm3; 2000 cm3
Sprite	Botella no retornable PET Non-returnable PET bottle	500 cm3; 600 cm3; 1000 cm3; 1500 cm3; 2000 cm3; 2250 cm3; 2500 cm3
Sprite Zero	Botella de vidrio no returnable Non-returnable glass bottle	237 cm3
Sprite Zero	Botella no retornable PET Non-returnable PET bottle	500 cm3; 1500 cm3; 2000 cm3
Taí	botella no retornable PET Non-returnable PET bottle	2250 cm3

All provisions, conditions, terms and measures of the Bottler Agreements remain in full force and effect.

This authorization may be canceled or modified by the Company at any time and will automatically terminate upon the expiration or early termination of the Bottler Agreements.

This authorization supercedes all previous authorizations granted by the Company to Bottler in connection with the subject matter of this authorization.

Sincerely,

COCA·COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.0. DRAWER 1734
ATLANTA, GA 30301
404 676-2121

December 27, 2004

COCA-COLA POLAR ARGENTINA S.A.

Esmeralda 320, piso 6°,

Ciudad de Buenos Aires

República Argentina

Authorization for distribution

Sirs:

This letter is sent in reference to the Bottler Agreement that is in force as of July 1st, 2003, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Coca-Cola Polar Argentina S.A. (hereinafter the “Bottler”), by which the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA and in reference to any additional authorization granted to sell and distribute other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise. The Bottler is hereby granted a non-exclusive authorization to purchase from Coca —Cola Femsa de Buenos Aires S.A. the Drinks detailed bellow (hereinafter “the Drinks):

a) Can of 354cm3 (the”Cans”)

Coca-Cola

Coca-Cola Light

Sprite

Sprite Zero

Fanta Naranja

Quatro Pomelo

d)        HI-C non-returnable bottle PET 200 cm3 y 1.250 cm3 (“HI-C”).

e)         Pet 500/600 bottles

Fanta Naranja

Quatro Pomelo

Nativa

Agua Kin con y sin gas

In order to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purchase the Drinks only with the sole purpose of selling it within the Territory, in accordance with all relevant terms and conditions of the Coca-Cola Bottler Agreement that shall be applicable as if the Drinks had been prepared and bottled by the Bottler in its own plant.

2. The Bottler shall take possession and receive the Drinks at the domicile indicated by Coca-Cola de Femsa Argentina S.A., and shall be responsible for the transportation of the Drinks to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved to develop and increase to the maximum the business of distribution and sale of the Drinks within the Territory, by the creation, stimulation, and maintenance y full satisfaction of its demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drinks the funds necessary to create and steadily implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 11 of the Coca-Cola Bottler Agreement the Company can assign Servicios y Productos para Bebidas Refrescantes SRL or to another Bottler the care of certain largo or important accounts (“key accounts”), provided that Servicios y Productos para Bebidas Refrescantes SRL or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall expire on December 31, 2005 or upon its earlier termination. This authorization shall also terminate with respect to one or more Drink(s), when the Company, based on the Contract, withdraws the authorization from the Bottler regarding the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the Drinks from Coca-Cola Femsa de Argentina S.A.  and in case of the withdrawal of the authorization for any of the Drinks(s), it shall do so with respectoto any such Drink(s).

8. This authorization supercedes the authorization granted to the Bottler in order to by canned drinks from CICAN S.A., dated December 31, 2005.

9. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization. This authorization supersedes any other previous one granted by the Company to the Bottler in connection with the subject matter hereof.

This authorization shall be deemed tacitly accepted by the Bottler if within five (5) days of its receipt of the same The Coca-Cola Company was not notified of its rejection or the Coca-Cola Polar Argentina S.A. had began fulfilling it , whatever occurs first.

Sincerely,

1.2.5                     Brasil’s Bottler’s Agreement RJR

BOTTLER AGREEMENT

THE FOLLOWING AGREEMENT, executed and effective as of October 4, 2007, by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, with its headquarters located at One Coca-Cola Plaza, N.W., Atlanta, State of Georgia, 30313, United States of America (hereinafter, the “Company”) and RIO DE JANEIRO REFRESCOS LTDA., a company organized and existing under the laws of Brazil, domiciled in Rua André Rocha, 2299 Taquara, Jacarepaguá, 22710-561 - Rio de Janeiro, RJ, Brasil (hereinafter, the “The Bottler”).

IT STATED THAT:

IN CONSIDERATION THAT,

A.                  The Company is engaged in the manufacture and sale of bases, essences and other ingredients for beverages and a concentrate base for beverages (hereinafter, the “Concentrate”), whose formula is a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and is also engaged in the manufacture and sale of the Syrup, and this concentrate is used in the elaboration of a non-alcoholic beverage (hereinafter, the “Drink”) to be sold in bottles and other containers, and in other forms or ways;

B.                  The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, and the brand consist of a Featured Bottle of different sizes in which the Drink has been commercialized for many years, a presentation of the Featured Bottle, a mechanism with the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other figurative mechanisms and packaging elements related with the Concentrate and the Syrup (the bands “Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, other figurative mechanisms and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take from time to time with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C.                  The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in Basil, among other countries;

D.                  The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E.                   The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within a territory, and all over it, as defined and described in this Contract;

F.                    The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I.                      PURPOSE OF THE CONTRACT.

1.                    The Company, hereby, authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers that may be approved from time to time in writing by the Company (hereinafter, the “Approved Containers”) to distribute and sell the same under the Trademarks within, but only within, the following territory (hereinafter the “Territory”):

RIO DE JANEIRO

“An area in the state of Minas Gerais, limited by a line that begins and includes the city of NANUQUE; from there, in southwest direction, until the diving line of the state of Espírito Santo, and from there in southwest/south direction, always along the edge of the diving line of the state of Espírito Santo, until and including the town of ESPERA FELIZ of the state of Minas Gerais, from there in southeast direction until the dividing line of the states of Espírito Santo and Río de Janeiro, from there in southeast direction, always along the edge of the diving line between the state of Río de Janeiro, until and excluding the city of ALÉM PARAÍBA from there, in southwest direction, until and excluding the city of TERESÓPOLIS; from there, in a straight line, in southwest direction, until and excluding the city of PETRÓPOLIS; from there, in a straight line, in northwest direction until and including the city of AVELAR; from there, in southwest direction, until and including the city of MIGUEL PEREIRA; from there in a straight line, in southwest direction, until and including the town of PORTELA GOBERNADOR; from there in southwest direction, until and excluding the city of ENGENHEIRO PAULO DE FRONTIM; from there in a straight line in southwest direction until and including the town of SEROPÉDICA; from there and in a straight line, in southwest direction until and including the city of MANGARATIBA; from there and in a southeast/ east/ northeast direction, always along ALL THE COAST of the states of RÍO DE JANEIRO and ESPÍRITO SANTO, until finding a coast line that divides the state states of Espírito Santo and Bahia; from there, towards the northwest following the line that divides the states of Espírito Santo and Bahia, until and including the city of NANUQUE in the state of Minas Gerais, the starting point of this official territory.

Moreover, this description includes the islands of PAQUETÁ, BROCOLÓ, POMBESA, DAS COBRAS, FISCAL, DE VILLEGAIGNON, DO FUNDÃO, DO GOVERNADOR and MOCANGUE GRANDE.

2.                    The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate that the Bottler may request from, time to time, understanding that the Bottler shall request and the Company or its Authorized Providers shall sell and deliver to the Bottler only the amounts of Concentrate that are necessary and sufficient implement this Contract. Thus, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3.                    The Bottler shall exclusively use the Concentrate to prepare the Syrup and to prepare and bottle the Drink according to the indications provided, from time to time, by the Company. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4.                    The Company reserves for itself the private and exclusive right to determine, at any time, the formula, composition or the ingredients of the Concentrate, Syrup and the Drink.

5.                    Except as expressly provided in this Contract and during the term of the Contract hereof, the Company shall refrain from selling or distributing, or arranging the sale or distribution, of the Drink within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container for its sale within or outside of the Territory, and to prepare, bottle, distribute or sell, or authorize third parties to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II.                 OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.                    The Bottler agrees and commits to the Company:

a)                   to make its best efforts and employ all possible and approved means to promote, develop and exploit all company potentials to prepare , bottle, distribute, market and sell the Drink in the Territory creating, stimulating and expanding the future demand of the Drink and fully cover in all aspects the current demand of the same;

b)                   Shall prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

c)                    Shall invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and others that may be necessary for the implementation of this Contract;

d)                   Shall provide a competent and well-trained management and recruit, train, maintain and manage all personnel necessary and sufficient, in all aspects, in order for the Bottler to meet all the obligations under the terms of this Contract;

e)                    Shall provide to the Company, once per calendar year, a written plan or program, acceptable for the Company in form and substance, or in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the following twelve month period or for any such other period as may be requested by the Company in order to diligently implement such program or plan, and provide to the Company, as may be requested, reports on the progress of the program, in an acceptable manner;

f)                     Shall provide the Company with accurate and updated information on the production, distribution and sale of the Drink with the frequency, the details and in the form requested by the Company; and

g)                    Shall keep exact books, accounts and records, and provide to the Company financial, accounting and other information it may request to enable it to verify if the Bottler is maintaining the reasonably necessary consolidated financial capacity to undertake with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7.                    The Bottler undertakes to, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that may be reasonably requested by the Company in order to create, stimulate and maintain the demand for the Drink within the Territory, provided- that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material related to the Trademarks or the Drink that the Company approves and authorizes. The Company may agree, from time to time, and once the terms and conditions set forth in each case are set, to financially contribute to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory that it deems useful or appropriate.

8.                    (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with other third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, it shall make all reasonable efforts to resolve them amicably.

b)                   The Bottler shall not object to additional acts that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those acts that may be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9.                    The Bottler, acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, undertakes to accept and apply the rules adopted and issued from time to time by the Company regarding the design and decoration of trucks and other delivery vehicles, crates, cardboard boxes, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10.             The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink at retailers points of sales and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Due to the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory, that only sell to retailers points of sale in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11.             (a) The Bottler shall prevent the sale or distribution of the Drink, in any way, outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or authorized dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available legal resources available to the Company:

(1) The Company may, at its sole discretion, immediately cancel the authorization of such bottle(s) found in the Affected Bottler’s territory;

(2) The Company may charge the Bottler a compensation value for the Drink found in the territory of the Affected Bottler, that shall include loss of future earnings (lucrum cessans), expenses and other costs incurred by both the Company and the Affected Bottler;

(3) The Company may purchase any Drink prepared, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler, and the Bottler shall reimburse the Company, in addition to any other obligations that it may have under this Contract, the cost of the Company to purchase, transport and/or destruct such Drink.

(c) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall provide to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale or distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company if, at any time, there is any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING THE TRADEMARKS

12. The Bottler shall always acknowledge the validity and ownership by the Company of Trademarks, and shall never challenge the validity and ownership of the Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler acknowledges and agrees that all rights and interests created through the use of these Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and under the terms of this Contract, the Bottler is only awarded a simple temporary permit, not related to any right or interest and with no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the preparation, bottling, distribution and sale of the Drink in Approved Containers; understanding that such use that shall have to be exercised in such way and result so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink, and the Company shall have the absolute right to determine in each case, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name similar to any of these that may cause confusion with any of them, or any graphic or visual representation of the Trademarks nor of any other trademark or intellectual property of the Company, without the prior written consent of the Company.

15. The Bottler undertakes and accepts that, during the term of this Contract and in compliance with applicable laws that, it shall:

(a) not manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation (“Trade Dress”) or any container that is an imitation of a business representation (“Trade Dress”) or container in which the Company claims an exclusive intellectual property interest or that may be confused with such commercial representation (“Trade Dress”) or container, that causes confusion with the same, or that may be perceived by consumers as being similar to them, being able to cause confusion with them, that is, fraudulently presented as them;

(b) not manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or that may probably be a fraudulent representation of any product destined to lead the public to believe it comes from the Company, due to the association of the Bottler with the business of manufacturing, preparing, bottling, distribution and sale of the Drink. Without this limiting in any way the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent in local language or phonics, in any format or way, or any graphic word or sound similar to or that is an imitation of the same, in any product other than a product of the Company, shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not use delivery vehicles, crates, cardboard boxes, vending machines and other equipment that represent the Trademarks, for the distribution and sale of any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that would probably be or confused with the Concentrate, the Syrup or the Drink, o be a fraudulent presentation of the same;

(f) not manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in another way is an imitation of the Concentrate, the

Syrup or the Drink or that may probably have to be replaced by them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler, , for an additional period of two years following this date, and

(g) Not acquire or hold, directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler may have a directly relationship, but also to activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise is related to the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or otherwise obtains the control or has any direct or indirect influence on the administration of the Bottler; or

(b) any individual, firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled by the Bottler or by any third party that, according to the Company, has the control or any direct or indirect influence on the administration of the Bottler, be involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein;

The Company reverses the right to terminate this Contract immediately without any liability for damages or losses, unless the third party making the acquisition referred to in sub-section(a) herein, or the individual, firm or company referred to in sub-section(b) hereof, accepts -upon notification in writing by the Company informing its intention to terminate this Contract- to cease and, de facto, ceases manufacturing, preparing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If the Company, for the purposes specified in this Contract, requests, in accordance to applicable laws governing the intellectual property registration and license, that the Bottler registers as a registered user or licensee of the Trademarks, then, through the request of the Company, the Bottler shall enter into any and all documents necessary to legalize, modify or cancel the required registration or record.

(b) If the public authority, that is competent, rejects any application of the Company or the Bottler for the registration of the Bottler as registered user or licensee of any Trademarks regarding the Drink, the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and undertakes to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly follow and comply with the written instructions that the Company shall form time to time deliver to the Bottler.  The Bottler further agrees and undertakes that, in the preparation, bottling and distribution of the Drink it shall comply at all times with the standards, including quality, hygiene, environmental and other regulations established from time to time in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the necessary machinery and equipment to apply such identification codes. The Company shall deliver to the Bottler from time to time the necessary written instructions, concerning the format of the identification codes used by the Bottler and the production and sales records that the Bottler must keep.

(c) In the event that the Company evidences or becomes aware of the existence of any quality or technical problems regarding the drink o the Approved Containers for the Drink, the Company shall be entitled to obligate the Bottler to adopt all necessary measures to immediately retrieve all the Drink or the Drink from such market or commerce, as applicable. The Company shall notify the Bottler by telephone, fax, email or by any other means of immediate communication, its decision to request the Bottler to retrieve the Drink or the Drink from such market or commerce and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, the Bottler shall immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantity of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in the preparation, bottling, storage or handling of the Drink, in order to ensure that the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. Likewise, the Bottler further agrees to provide to the Company all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at Bottler’s expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide from time to time.

20. (a) For the bottling, distribution and sale of the Drink, the Bottler shall only use only Approved Containers and lids, crates, cardboard boxes and other packaging materials approved from time to time by the Company, and the Bottler shall buy such items only from suppliers that the Company have been authorized in writing by the Company to manufacture the items used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall have to inspect the Approved Containers and lids, crates, cardboard boxes, labels and other packaging materials to be used in relation to the Drink and shall only use such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such Approved Containers, lids, crates, cardboard boxes, labels and other packaging materials to be used regarding the Drink that it shall verify that comply with the standards mentioned above.

(c) The Bottler shall have to maintain at all times sufficient stock of Approved Containers, lids, crates, cardboard boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that an increase in the demand for the Drink, as well as alteration in the Approved Containers may, from time to time, require modifications or other changes to its manufacturing, bottling or vending equipment, or the acquisition of additional manufacturing, bottling, delivery or distribution equipment. The Bottler agrees to make such changes to the existing equipment and to purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If the Bottler uses returnable Approved Containers in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to invest the necessary capital and allocate and utilize the necessary funds from time to time to establish and maintain sufficient stock of returnable Approved Containers. To ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler agrees to replace all or part of the stock of such returnable Approved Containers, only if it is reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, crates, cardboard boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose, except in connection with the Drink and it shall not refill or otherwise reuse disposable Approved Containers that have been previously used.

22. (a) The Bottler shall be the sole responsible for the fulfillment of its obligations under this Contract, in accordance with all laws, rules and regulations issued by local or government authorities applicable in the Territory, and shall immediately inform the Company of any provision that could prevent or limit in some way the strict compliance by the Bottler of its obligations hereunder.

(b) Without limiting the broadness of the foregoing, the Bottler covenants and undertakes to always comply with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company from time to time.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves the right to review, from time to time and at any time, at its sole discretion, the price of the Concentrate, the Authorized Provider, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler does not accept to pay the revised price of the Concentrate, then it shall have to notify the Company, in writing, within thirty (30) days after having received the written notice from the Company with the new revised price. In this case, this Contract shall be automatically terminated within three (3) consecutive months as from the Bottler’s reception of the notification, without any parties’ liability for damages or losses.

(c) If Bottler does not notify the Company the revision of the price of the Concentrate as set forth in sub-section (b) above, the revised price shall be deemed accepted by the Bottler.

(d) The Company reserves the right, to the extent permitted by law in the Territory, to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. In this sense, it is acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler shall not increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow an increase of maximum prices of the Drink to retailers without the written authorization of the Company.

(e) For each returnable Approved Container and every returnable crate delivered to the wholesale and retail points of sale, as may be, the Bottler agrees to charge or debit from such points of sale the values that the Company determines from time to time, through a notification in writing provided to the Bottler. Furthermore, the Bottler undertakes to make all reasonable efforts to recover all empty returnable Approved Containers and returnable crates and, upon their retrieval, reimburse or credit the values for such and returnable Approved Containers and creates returned undamaged and in good conditions.

VI. TERM AND TERMINATION

24.  This Contract shall expire, without notice, on October 1, 2012, unless it is terminated early as provided in herein, as set forth in this Contract. It is acknowledged and agreed that the Bottler shall have no right to claim a tacit renewal of this Contract.

(b) If the Bottler has fully complied with all the terms, covenants, conditions and provisions of this Contract during its term, and the Bottler is capable to continue with the promotion, development and exploitation of the full potential of the business of preparing, bottling, distributing and selling the Drink, the Bottler may request an extension of this Contract for the same period. The Bottler shall request such extension in writing to the Company at least six (6) months but not more than twelve (12) months, prior to the expiration date of this Contract. The request of the Bottler for extension shall have to be supported by the documentation that the Company may requested, including such information regarding compliance by the Bottler of the performance obligations contained in this Contract and that evidences the permanent ability of the Bottler to develop, stimulate and fully satisfy the demand for the Drink within the Territory. If, at the Company’s sole discretion, the Bottler has complied with the necessary conditions to extension of this Contract, then the Company may, by written notice, agree to extend this Contract for such further period or such shorter period that the Company determines.

(c) Upon the expiration of any additional period, this Contract shall expire permanently without notice, and the Bottler shall have no right to claim a tacit renewal thereof.

(d) When/If there is no renovation of this Bottler Agreement due to the decision of the Company, the Company shall acquire from the Bottler and Bottler shall sell all its production machinery “as is”, but not limited to the bottle and can washing and filling machines, [the Company] paying market price of the equipment -due consideration of their conditions of use, the state in which they are and in similar maintenance. The price parameters shall be obtained through the study of the transactions involving similar equipment occurred in the market during the past 6 months. In case of doubt, the indications of the manufacturers of such equipment, provided in writing shall be accepted as parameters of price and acceptable conditions of continuous use.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages or losses, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler could not legally obtain foreign currency to remit it abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if either party to this Contract does not comply with the laws or regulations applicable in the Territory and, thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without any obligation to pay any indemnification:

(1) if : (i) the Bottler declares itself insolvent; (ii) a petition for bankruptcy of the Bottler is filed and its is not dismissed or rejected within the following one hundred twenty (120) days as from its presentation; (iii) the Bottler convenes its creditors to negotiate its debts; (iv) the Bottler files a request for its Recuperación Judicial or the official approval of an extrajudicial agreement of Recuperación Extrajudicial; (v) the Bottler grants any payment terms, discounts or grants guarantees to is creditors without the consent of the Company; (vi) for whatever reason a judicial liquidator / receiver is appointed to manage the Bottler

(2) in case of dissolution, nationalization or expropriation of the Bottler, or the confiscation of Bottler’s production or distribution assets.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages or losses, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the party has received written notice of such breach.

(b) In addition to all other juridical remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory for the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction. Furthermore, it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply opportunely with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and shall supply the Drink or instruct that third parties supply the Drink within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall not prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, crates, cardboard boxes, labels or other packaging or advertising, promotional or marketing material used or destined to be used exclusively by the Bottler in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its delivery vehicles, vending machines, coolers and other equipment of the Bottler and all stamped business stationary and the written, graphic, electromagnetic, digital or another material for the advertising, marketing or promotion used or held by the Bottler, and, as from that moment, the Bottler shall not claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it according to the instructions of the Company, all the Concentrate, Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, crates, cardboard boxes, labels and other packaging materials bearing the Trademarks, and all promotional material of the Drinks, which are still in the possession of the Bottler or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall have to pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in first class condition and can be used; and, further provided, that all the Approved Containers, lids , crates, cardboard boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and any supplies and materials that are not suitable to be used according to the rules of the Company, shall be destroyed by the Bottler at its own expense; and also, provided, that if this Contract is terminated in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the

Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations duly provided for herein whether expressly established or arise from the uses, customs, practices or any other circumstance, shall expire, cease and terminate, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, character and integrity of the owners, controlling parties and administrators of the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, a complete and integral profile of the owners and any third parties having any interest or control or management over the Bottler. Therefore, it is agreement between the contracting parties that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, including any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages or losses. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to make available to the Company, from time to time, and when so requested by the Company, the complete records on the current corporate situation of the Bottler, and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, it cannot change the composition of the company through the inclusion of new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if a proposal to change the ownership or control of the Bottler involved a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any and all information it deems pertinent, both regarding the Bottler and the Acquiring Bottler, in order to decide whether or not it shall consent to this change. Under any such circumstances, the parties acknowledge and accept the Company’s legitimate interest to maintain, promote and safeguard the integrity of the performance, efficiency and of the international general bottling, distribution and sales system, agree that the Company may consider any and all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also have acknowledged and agreed that the Company, at its sole discretion, may refuse to accept any proposed change in the company or other transaction contemplated under this Section 28, or may consent them once the conditions set forth by the Company, at its sole discretion are fulfilled. The parties stipulate and expressly agree that any breach by the Bottler of the agreements contained in this Section 28 shall give the Company the right to terminate this Contract immediately, without liability for damages or losses; and even in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages or losses, if any third party or parties obtained any direct or indirect interest or control of the Bottler, even when the Bottler did not have the means to prevent the change if, according to the opinion of the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuing, offering, selling, transferring, negotiating or exchanging any of its shares or other titles of property, bonds, obligations or other titles of debt, or promoting the sale of the latter, or encouraging or seeking their acquisition or an offer to sell them, the Bottler shall obtain the written consent of the Company as long as it uses, to that effect, the Company’s name or the Trademarks or any description of its relationship with the Company in any prospect or advertisement used in relation to the acquisition by the Bottler of any shares of interests in third party companies, without prior written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract to one or more of its subsidiaries or affiliates, provided, however, that any assignment shall not release the Company from any of its contractual obligations under this Contract. On the other hand, the Company may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand from the Bottler the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall be liable for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, or while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages or losses.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company that it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. By a request of the Company, the Bottler shall collaborate with any such action. The Bottler may not file any claims against the Company as a result of such lawsuit or action for any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any initiated litigation or process or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is responsible and has the exclusive right to initiate and defend itself in all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceedings and actions on its own behalf or request the Bottler to initiate or defend such proceedings or actions, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers, and to adopt the measures for the defense of any claims or lawsuits that the Company may reasonably require in order to protect the Company’s interests on the Drink, the Approved Containers or the reputación commercial (commercial reputation) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages and losses, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach settlements, derived from the preparation, bottling , distribution, sale or promotion of the

Drink by the Bottler, including, without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company, having a complete and integral coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make formal statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case the Bottler shares were listed or traded in the stock market, it shall provide the Company with any financial or other information relating to such Bottler financial information or other information regarding its results or projections, while it shall also be obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at all times during the validity and after the term of this Contract, the Bottler shall always maintain in strict confidence all sensitive and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract that the Bottler may receive from the Company or obtain in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, the Bottler shall immediately deliver to the Company or to whom it may indicate, all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that may arise, threatening the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems that may arise in relation to the Drink, the Bottler shall have to appoint and organize a crisis management team, and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and with the third parties that the Company may designated and coordinate all necessary efforts to address and solve such incidents and solve them in a manner consistent with the crisis management systems that the Company may be send to the Bottler from time to time.

36. In the event that any provisions of this Contract are or become legally invalid or ineffective, the validity or effectiveness of the other provisions of this Contract shall not be affected, provided that the invalidity or unenforceability of such provisions shall not obstruct or unduly hinder the fulfillment of the terms of this document, nor shall harm the property or validity of the Trademarks. The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) As for all issues and matters referred to hereunder, this Contract may be subsequently amended or supplemented, in writing, from time to time, and constitutes the entire Contract between the Company and the Bottler. All previous agreements between the parties, of any kind, relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company in which the Company trusted in order to enter into this Contract shall continue binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding to the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by express mail (“courier”), fax, in person or by registered mail (air mail) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

Company:

The Coca-Cola Company

One Coca-Cola Plaza, N.W.

Atlanta, Georgia 30313

United States of America

Bottler:

Rio de Janeiro Refrescos Ltda.

Rua André Rocha, 2299

Taquara, Jacarepaguá

22710-561 — Rio de Janeiro, RJ

Brazil

38. The fact that the Company fails to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and analyzed by and in accordance with the laws of Brazil, and shall be governed by the same, at the parties choice, by the central court of the District of Río de Janeiro / RJ to solve any controversies that arise from this agreement, with express waiver of any other, however privileged may be.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, of the United States of America, and the Bottler, in Brazil, executed this Contract in triplicate by their duly authorized representative(s) to that effect, in the dates indicated bellow.

1.2.6                     Brasil’s Bottler’s Agreement RJR (Exhibit)

COCA-COLA PLAZA

ATLANTA, GEORGIA

October 4, 2012

ADDRESS REPLY TO
P.O. DRAWER 1734
ATLANTA, GA 30301
404-676-2121

Rio de Janeiro Refrescos Ltda.

Rua André Rocha, 2299

Taquara - Jacarepaguá

CEP 22710-561 — Rio de Janeiro, RJ

Brazil

ATT.: Mr. Renato Barbosa

We hereby inform you that the Bottler Agreement executed on October 1, 2007, by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and RIO DE JANEIRO REFRESCOS LTDA. (hereinafter the “Bottler”), by which the Bottler is authorized to prepare and bottle the Drink COCA- COLA and any additional authorizations related to any other Drinks, for their sale and distribution under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”) in a specific territory of Brazil, it is hereby extended for five (5) years as from this date until, thus expiring on:

October 3, 2017

Except for what is expressly amended, all terms and conditions of the Bottler Agreements as well as their provisions, understandings, agreements, clauses, terms and conditions remain in full force until definitively terminated on October 3, 2017, without any tacit renewal thereof.

Consequently, we kindly request that you give your consent to the terms of this document, by signing 3 (three) copies of this letter.

1.2.7                     Chile’s Bottler’s Agreement Ex — Polar

BOTTLER AGREEMENT

THE FOLLOWING AGREEMENT, effective as of September 1, 2008, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, with its headquarters located at One Coca-Cola Plaza, N.W., Atlanta, State of Georgia, 30313, United States of America (hereinafter, the “Company”) and EMBOTELLADORAS COCA-COLA POLAR S.A., a company organized and existing under the laws of the Republic of Chile, (hereinafter, the “The Bottler”).

CONSIDERING THAT:

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Concentrate”), whose formula is a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drink”) to be sold in bottles and other containers and in other forms or ways;

B. The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, the Featured Bottle of different sizes in which the Drink has been commercialized for many years, the presentation of the Featured Bottle, the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other designs and packaging elements related with the Concentrate, the Syrup and the Drink (“Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, the design and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take periodically with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in Chile, among other countries;

D. The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E. The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within the territory as defined and described in this Contract;

F. The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I. PURPOSE OF THE CONTRACT.

1. the Company hereby authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers approved periodically by the Company in writing (hereinafter, the “Approved Containers”) and to distribute and sell the same under the Trademarks within, but only within the following territory (hereinafter the “Territory”):

In Chile, II Region of Antofagasta, III Region of Atacama, IV Region of Coquimbo, XI Region of Aysén of General Carlos Ibáñez del Campo, XII Region of Magallanes and the Chilean Antarctic.

The Falkland Islands of Great Britain for the provision to non-military establishments.

2. The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate it requests periodically as long as the Bottler requests and the Company or its Authorized Providers sell and deliver to the Bottler, only the amounts of Concentrate that are necessary and sufficient to comply with the purpose of this Contract. To this regard, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3. The Bottler shall exclusively use the Concentrate to produce Syrup and to prepare and bottle the Drink as determined by the Company periodically. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4. The Company reserves for itself the sole and exclusive right to determine at any time the formula, composition or ingredients of the Concentrate, Syrup and the Drink.

5. Except as expressly provided in this Contract, the Company shall refrain, during the term of the Contract hereof, from selling or distributing the Drink, or arranging it to be sold or distributed, within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container within the Territory for its sale outside of the same, and to prepare, bottle, distribute or sell, or authorize others to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II. OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.  The Bottler agrees and commits to the Company:

(a)  to make its best efforts and employ all possible and approved means in order to promote, develop and exploit all potential preparation, bottling, distribution, marketing and sale activities of the Drink throughout the Territory continuously creating, stimulating and expanding the future demand of the Drink and fully covering all aspects of its current demand;

(b) to prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

(c) to invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and other that may be necessary for the fulfillment of the obligations of the Bottler under this Contract;

(d) to have a competent and well-trained management and hire, train, maintain and direct all personnel necessary and sufficient in all aspects in order for the Bottler to meet all the obligations under this Contract;

(e) to provide to the Company, once per calendar year, a plan or program written in an acceptable manner and substance and in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the future twelve month period or for any such other period as may be requested by the Company; to diligently implement such program or plan, and report on the progress of the program to the Company, in writing in an acceptable manner and upon its request;

(f) to provide the Company with accurate and updated information on the production, distribution and sales of the Drink with the frequency, the details and in the manner requested by the Company; and

(g) to keep accurate books, accounts and records and provide to the Company financial, accounting and other information requested by the same enabling it to verify if the Bottler maintains the reasonably necessary consolidated financial capacity to comply with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7. The Bottler shall, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that the Company reasonably requests in order to create, stimulate and maintain the demand for the same within the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material of the Trademarks or the Drink that it approves and authorizes. The Company may agree to periodically make, and subject to the terms and conditions set forth in each case, financial contributions to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory deemed useful or appropriate.

8. (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler further undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, to make all reasonable efforts to resolve them amicably.

(b) The Bottler shall not object the additional measures that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those that could be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9. Acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, the Bottler undertakes to accept and apply the rules adopted and issued periodically by the Company for the design and decoration of trucks and other delivery vehicles, boxes, cardboards, coolers, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10. The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink to retailers and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Despite the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory that only sell to retailers in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11. (a) The Bottler shall prevent the Drink from being sold or distributed in any way outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available resources:

(1) the Company may, at its sole discretion, immediately cancel the authorization of such bottles found in the Affected Bottler’s territory;

(2) the Company may charge the Bottler a compensation for the Drink found in the territory of the Affected Bottler, in an amount that includes all the loss of future earnings (lucrum cessans), expenses and other costs assumed by both the Company and the Affected Bottler;

(3) the Company may purchase the Drink elaborated, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler and the Bottler shall, in addition to any other obligation under this Contract, reimburse the Company the costs incurred thereof for the purchase, transportation and/or destruction of the said Drink.

(c) Should the Drink elaborated, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall make available to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale and distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company of any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING TRADEMARKS

12. The Bottler shall acknowledge at all times and shall not challenge the validity and ownership of the Company Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler hereby acknowledges and agrees that all rights and interests created by the use of such Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and understand that subject to this Contract, the Bottler is only awarded a simple temporary permit , that considers no right or interest and no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the elaboration, bottling, distribution and sale of the Drink in Approved Containers; use that shall have to be exercised in such away and result so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink,  and the Company shall have the absolute right to determine in all cases, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name whose similarity to any of these may be misleading, neither any graphic or visual representation of the Trademarks nor any other trademark or intellectual property of the Company, without its the prior written consent.

15. The Bottler undertakes and accepts during the term of this Contract and in compliance with applicable law:

(a) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation or container that imitates a business representation or container regarding which the Company claims an exclusive interest, or may look like or be misleading or be perceived by consumers as being so similar to such commercial representation or container, that causes confusion;

(b) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or may look like any product that leads the public to believe it is elaborated by the Company, due to the connection of the Bottler with the activities of manufacturing, preparation, bottling, distribution and sale of the Drink; without in any way limiting the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent, in local language or phonics, under any format or any other graphic word or sounds similar to the same, or that mimics it, in any product other than a product of the Company shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not to manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not to use delivery vehicles, boxes, cardboards, coolers, vending machines and other equipment bearing the Trademarks to distribute and sell any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that may be or confused with or look like the Concentrate, the Syrup or the Drink;

(f) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink that is commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in any other manner mimics the Concentrate, the Syrup or the Drink or that may replace them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler in this Contract, for an additional period of two years following this date, and

(g) not to acquire or hold, either directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler carries out directly, but also to the activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise in the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or obtains the control or may have any direct or indirect influence on the administration of the Bottler; or

(b) any individual,  firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled, either by the Bottler or by any third party having the control or, according to the Company’s judgment, any direct or indirect influence on the administration of the Bottler, is involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein; then the Company shall be entitled terminate this Contract immediately without any compensation for damages, unless the third party making the acquisition referred to in sub-section(a) herein or the individual, firm or company referred to in sub-section(b) hereof, upon notification in writing by the Company of its intention to terminate this Contract, agrees to cease and effectively stop the preparing, producing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If, for the purposes specified in this Contract, the Company requests, in accordance to applicable laws governing the intellectual property registration and license, the Bottler to be registered as a registered user or licensee of the Trademarks, then, at the request of the Company, the Bottler shall have to enter into any and all contracts and documents necessary to register, modify or cancel the registration or record required.

(b) If the competent public authority rejects any application for registration or record of the Company or the Bottler as registered users or licensees of any Trademarks regarding the Drink, then the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and accepts to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly following and complying with the written instructions that the Company shall periodically deliver to the Bottler.  The Bottler further agrees and accepts to comply at all times when preparing, bottling and distributing the Drink, with the provisions, including quality, hygiene, environmental and other regulations established periodically in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the machinery and equipment necessary to apply such identification codes. The Company shall periodically deliver to the Bottler the necessary written instructions concerning the format of the identification codes that the Bottler shall have to use and the production and sales records that it must keep.

(c) In the event that the Company determines or becomes aware of the existence of any quality or technical problems regarding the Drink o the Approved Containers for the Drink,  it shall be entitled to request the Bottler to adopt all necessary measures to remove the Drink immediately from the market or commerce, as applicable. The Company shall notify the Bottler its decision to request the Bottler to withdraw the Drink from the market or commerce by telephone, fax, email or by any other means of immediate communication, with the corresponding written acknowledgment of receipt; and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, it must immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantities of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in or for the preparation, bottling, storage or handling of the Drink with the purpose of determining if the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. The Bottler further agrees to provide to the Company as it may request it periodically, all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at its own expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide periodically.

20. (a) In the bottling, distribution and sale of the Drink, the Bottler shall use only Approved Containers and lids, boxes, labels and other packaging materials approved periodically by the Company and the Bottler shall buy such items only from suppliers that the Company has authorized in writing to manufacture the items to be used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall inspect the Approved Containers and lids, boxes, labels and other packaging materials to be used in relation to the Drink and use only such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such approved containers, lids, boxes, labels and other packaging materials, regarding which it has determined that they comply with the standards mentioned above.

(c) The Bottler shall maintain at all times sufficient stock of Approved Containers, lids, boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that increases in the demand for the Drink, as well as changes in Approved Containers, may require periodic modifications or other changes to its existing manufacturing, bottling, delivery or distribution equipment, or the acquisition of additional manufacturing, packaging, delivery or distribution equipment. The Bottler agrees to make all changes to the equipment and purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If returnable Approved Containers are used in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to periodically invest the necessary capital and allocate and utilize the necessary funds to create and maintain sufficient stock of returnable Approved Containers. In order to ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler also agrees to replace all or part of the stock of such Approved Containers, as reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose other than in connection with the Drink and it shall not refill or otherwise reuse non-returnable Approved Containers that have been previously used.

22. (a) The Bottler shall be solely responsible for the fulfillment of its obligations under this Contract in accordance with all laws, rules and regulations that are issued by local or government authorities applicable in the Territory and shall immediately inform the Company of any provision that could prevent or limit in any way the strict compliance by the Bottler of its obligations hereunder.

(b) Notwithstanding the foregoing, the Bottler covenants and undertakes to comply at all times with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company periodically.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves to itself the right to periodically review and at any time, at its sole discretion, set the price of the Concentrate, the Authorized Providers, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler is not willing to pay the revised price of the Concentrate, it shall have to notify it in writing to the Company within thirty (30) days after having received the written notice from the Company. In this case, this Contract shall be automatically terminated within three (3) consecutive months after the Bottler had received of the notification, without any parties’ liability for damages.

(c) If the Bottler does not notify the Company regarding the revision of the price of the Concentrate as set forth in sub-section (b) above, it shall be deemed that such revision has been accepted.

(d) To the extent permitted by applicable law in the Territory, the Company reserves the right to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. It is thus acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler cannot increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow the increase of maximum prices of the Drink in retailers without the written authorization of the Company.

(e) the Bottler agrees to charge retailers or wholesalers, as applicable, for each returnable Approved Container and every box delivered to them, such deposits that the Company establishes periodically in writing, by giving notice to the Bottler and to make all reasonable diligent efforts to recover all returnable Approved Containers and empty boxes and, at the time of their retrieval, to reimburse or credit the deposits made for such and returnable Approved Containers and boxes returned undamaged and in good condition.

VI. TERM AND TERMINATION

24.  This Contract shall expire, without notice, on June 30th, 2013, unless it is terminated early as provided in herein. The parties acknowledge and agree that the Bottler shall have no right to claim a tacit renewal of this Contract.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler cannot legally obtain foreign currencies to remit them abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if any part to this Contract does not comply with the laws or regulations applicable in the Territory and,  thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without liability for damages:

(1) if the Bottler becomes insolvent or if a petition for bankruptcy is filed against or on behalf of the Bottler and its is not dismissed or rejected within the following one hundred twenty (120) days, or if the Bottler reaches a settlement for liquidation or if an decision of liquidation or instructing the judicial administration is ruled against the Bottler, or if a liquidator (receiver) is appointed to manage the business of the Bottler, or if the Bottler holds any judicial or voluntary settlement with its creditors or reaches similar agreements with them or makes an assignment in benefit of its creditors; or

(2) in case of a dissolution, nationalization or expropriation of the Bottler, or the case of confiscation of production or distribution assets held by the Bottler.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the date on which the party has received written notice of such breach.

(b) In addition to all other remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory relating to the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction, and also it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply promptly with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and supply the Drink directly or enter into contracts with third parties form them to procure it within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall no longer prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, boxes, labels or other packaging or advertising, promotional or marketing material that has been used or is intended to be used by the Bottler only in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its facilities, delivery vehicles, vending machines, coolers and other equipment and all paperwork and the written, graphic, electromagnetic, digital or another material destined to the advertising, marketing or promotional the it uses or holds: and, as from that moment, it shall no claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it, all the Concentrate, the Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, boxes, labels and other packaging materials bearing the Trademarks, as well as all promotional material of the Drinks, which are still in its possession or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in excellent condition and can be used; and, further provided, that all the Approved Containers, lids , boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and that any supplies and materials that are not in condition to be used according to the rules of the Company, shall have to be destroyed by the Bottler at its own expense; and also, provided, that if it terminates this Contract in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations provided for herein shall expire, cease and terminate, whether they are expressly established or arise from the uses, customs, practices or any other circumstance, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, characteristics and integrity of the owners, who control and manage the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, about the owners and any parties having any interest or control or management over the Bottler. Therefore, the parties agree that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, even any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to periodically make available to the Company, and when it so requests it, the complete records of the current owners of the Bottler and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, not to change the participation of the company by including new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if an offer to change the ownership or control of the Bottler involves a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any information it deems relevant, both regarding the Bottler and the Acquiring Bottler, in order to determine whether or not to authorize the change. In any such circumstances, the parties expressly agree that, acknowledging the Company’s legitimate interest to maintain, promote and protect the performance, efficiency and integrity of the international general bottling, distribution and sales system, the Company may consider all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also acknowledge and agree that the Company, at its sole discretion, may refuse to accept any proposed change in the ownership or other situation under this Section 28 or may accept it subject to such conditions as it determines, at its sole discretion also. The parties stipulate and expressly agree that any violation by the Bottler of the agreements contained in this Section 28 shall entitle the Company to terminate this Contract immediately, without liability for damages, and also in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages, if any third party or parties obtain any direct or indirect ownership or control of the Bottler, even when the Bottler itself did not have the means to prevent the change if, according to the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuance, offer, sale, transfer, negotiation or exchange of any of its shares or other titles of property, bonds, obligations or other titles of debt, or to promoting the sale of the latter, or to encouraging or seeking their acquisition or an offer to sell them, the Bottler shall have to obtain the written consent of the Company when it uses to that effect the Company’s name or the Trademarks or any description of its relationship with it in any prospect, advertisement or other sales effort. The Bottler cannot use the Company’s name or Trademarks or any description of its business relationship with it in any prospect or advertisement used in connection with the acquisition of any share or other certificate property of a third party, without the written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract, to one or more of its subsidiaries or affiliates, provided, however, that this delegation shall not release it from its contractual obligations under this Contract. In addition, it may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall have to answer for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. When requested by the Company, the Bottler shall support it in any such actions. The Bottler may not file any claims against the Company due to such lawsuits or actions or to any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any litigation or process already initiated or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is the sole and exclusive authorized to and responsible for initiating and defending all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceeding or action on its own behalf or request the Bottler to initiate or defend such proceeding or action, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers and to adopt the measures for the defense of such claims or lawsuits that the Company may reasonably require in order to protect its interests on the Drink, the Approved Containers or the crédito mercantil (goodwill) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach a settlement, derived from the preparation, bottling , distribution, sale or promotion of the Drink by the Bottler, including, in without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company granting a broad and comprehensive coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case its shares are listed or traded in the stock market, to provide the Company with any financial or other information relating to such Bottler results or projections at the same time it is obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at any time during and after the term of this Contract, to maintain in strict confidence all secret and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract received by the Bottler from the Company or obtained in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, to immediately deliver to the Company or to whom it may indicate all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that threaten the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems related to the Drink, the Bottler shall appoint and organize a crisis management team and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and third parties so designated by it and coordinate all efforts to address and solve any incident in a manner consistent with crisis management systems that the Company may report regularly to the Bottler.

36. In the event that any provision of this Contract is or becomes legally invalid or ineffective, this shall not affect the validity or effectiveness of the other provisions of this Contract, provided that the invalidity or unenforceability of such provisions does not obstruct or unduly hinder the fulfillment of this document nor harm the property or validity of the Trademarks.

The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) All issues and matters referred to hereunder, this Contract and any subsequent written amendments or additions, constitute the entire Contract between the Company and the Bottler. All previous agreements of any kind between the parties relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company took into consideration for entering into this Contract remains in force and binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding on the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by courier, fax, in person or by registered mail(air) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

38. Failure by the Company to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and governed by and in accordance with the laws of Chile, without giving effect to any principles regarding choice or conflict of applicable laws.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, of the United States of America, and the Bottler, in Santiago de Chile, have arranged that their duly authorized representative(s) to that effect execute this Contract in triplicate, in the dates indicated bellow.

1.2.8                     Chile’s Bottler’s Agreement Andina

BOTTLER AGREEMENT

THE FOLLOWING AGREEMENT, effective as of February 1, 2008, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, with its headquarters located at One Coca-Cola Plaza, N.W., Atlanta, State of Georgia, 30313, United States of America (hereinafter, the “Company”) and EMBOTELLADORA ANDINA S.A., a company organized and existing under the laws of the Republic of Chile, domiciled in Av. El Golf 40, piso 4, Las Condes, Santiago, Chile (hereinafter, the “The Bottler”).

CONSIDERING THAT:

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Concentrate”), whose formula is a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages (hereinafter, the “Drink”) to be sold in bottles and other containers and in other forms or ways;

B. The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, the Featured Bottle of different sizes in which the Drink has been commercialized for many years, the presentation of the Featured Bottle, the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other designs and packaging elements related with the Concentrate, the Syrup and the Drink (“Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, the design and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take periodically with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in Chile, among other countries;

D. The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E. The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within the territory as defined and described in this Contract;

F. The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I. PURPOSE OF THE CONTRACT.

1. the Company hereby authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers approved periodically by the Company in writing (hereinafter, the “Approved Containers”) and to distribute and sell the same under the Trademarks within, but only within the following territory (hereinafter the “Territory”):

In the Republic of Chile:

•                  Metropolitan Region

•                  San Antonio Province, V Region

•                  Cachapoal Region, VI Region

2. The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate it requests periodically as long as the Bottler requests and the Company or its Authorized Providers sell and deliver to the Bottler, only the amounts of Concentrate that are necessary and sufficient to comply with the purpose of this Contract. To this regard, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3. The Bottler shall exclusively use the Concentrate to produce Syrup and to prepare and bottle the Drink as determined by the Company periodically. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4. The Company reserves for itself the sole and exclusive right to determine at any time the formula, composition or ingredients of the Concentrate, Syrup and the Drink.

5. Except as expressly provided in this Contract, the Company shall refrain, during the term of the Contract hereof, from selling or distributing the Drink, or arranging it to be sold or distributed, within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container within the Territory for its sale outside of the same, and to prepare, bottle, distribute or sell, or authorize others to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II. OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.  The Bottler agrees and commits to the Company:

(a)  to make its best efforts and employ all possible and approved means in order to promote, develop and exploit all potential preparation, bottling, distribution, marketing and sale activities of the Drink throughout the Territory continuously creating, stimulating and expanding the future demand of the Drink and fully covering all aspects of its current demand;

(b) to prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

(c) to invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and other that may be necessary for the fulfillment of the obligations of the Bottler under this Contract;

(d) to have a competent and well-trained management and hire, train, maintain and direct all personnel necessary and sufficient in all aspects in order for the Bottler to meet all the obligations under this Contract;

(e) to provide to the Company, once per calendar year, a plan or program written in an acceptable manner and substance and in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the future twelve month period or for any such other period as may be requested by the Company; to diligently implement such program or plan, and report on the progress of the program to the Company, in writing in an acceptable manner and upon its request;

(f) to provide the Company with accurate and updated information on the production, distribution and sales of the Drink with the frequency, the details and in the manner requested by the Company; and

(g) to keep accurate books, accounts and records and provide to the Company financial, accounting and other information requested by the same enabling it to verify if the Bottler maintains the reasonably necessary consolidated financial capacity to comply with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7. The Bottler shall, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that the Company reasonably requests in order to create, stimulate and maintain the demand for the same within the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material of the Trademarks or the Drink that it approves and authorizes. The Company may agree to periodically make, and subject to the terms and conditions set forth in each case, financial contributions to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory deemed useful or appropriate.

8. (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler further undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, to make all reasonable efforts to resolve them amicably.

(c) The Bottler shall not object the additional measures that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those that could be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9. Acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, the Bottler undertakes to accept and apply the rules adopted and issued periodically by the Company for the design and decoration of trucks and other delivery vehicles, boxes, cardboards, coolers, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10. The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink to retailers and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Despite the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory that only sell to retailers in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11. (a) The Bottler shall prevent the Drink from being sold or distributed in any way outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available resources:

(1) the Company may, at its sole discretion, immediately cancel the authorization of such bottles found in the Affected Bottler ‘s territory;

(2) the Company may charge the Bottler a compensation for the Drink found in the territory of the Affected Bottler, in an amount that includes all the loss of future earnings (lucrum cessans), expenses and other costs assumed by both the Company and the Affected Bottler;

(3) the Company may purchase the Drink elaborated, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler and the Bottler shall, in addition to any other obligation under this Contract, reimburse the Company the costs incurred thereof for the purchase, transportation and/or destruction of the said Drink.

(c) Should the Drink elaborated, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall make available to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale and distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company of any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING TRADEMARKS

12. The Bottler shall acknowledge at all times and shall not challenge the validity and ownership of the Company Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler hereby acknowledges and agrees that all rights and interests created by the use of such Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and understand that subject to this Contract, the Bottler is only awarded a simple temporary permit , that considers no right or interest and no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the elaboration, bottling, distribution and sale of the Drink in Approved Containers; use that shall have to be exercised in such away and result so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink, and the Company shall have the absolute right to determine in all cases, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name whose similarity to any of these may be misleading, neither any graphic or visual representation of the Trademarks nor any other trademark or intellectual property of the Company, without its the prior written consent.

15. The Bottler undertakes and accepts during the term of this Contract and in compliance with applicable law:

(a) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation or container that imitates a business representation or container regarding which the Company claims an exclusive interest, or may look like or be misleading or be perceived by consumers as being so similar to such commercial representation or container, that causes confusion;

(b) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or may look like any product that leads the public to believe it is elaborated by the Company, due to the connection of the Bottler with the activities of manufacturing, preparation, bottling, distribution and sale of the Drink; without in any way limiting the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent, in local language or phonics, under any format or any other graphic word or sounds similar to the same, or that mimics it, in any product other than a product of the Company shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not to manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not to use delivery vehicles, boxes, cardboards, coolers, vending machines and other equipment bearing the Trademarks to distribute and sell any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that may be or confused with or look like the Concentrate, the Syrup or the Drink;

(f) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink that is commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in any other manner mimics the Concentrate, the Syrup or the Drink or that may replace them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler in this Contract, for an additional period of two years following this date, and

(g) not to acquire or hold, either directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler carries out directly, but also to the activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise in the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or obtains the control or may have any direct or indirect influence on the administration of the Bottler; or

(b) any individual, firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled, either by the Bottler or by any third party having the control or, according to the Company’s judgment, any direct or indirect influence on the administration of the Bottler, is involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein; then the Company shall be entitled terminate this Contract immediately without any compensation for damages, unless the third party making the acquisition referred to in sub-section(a) herein or the individual, firm or company referred to in sub-section(b) hereof, upon notification in writing by the Company of its intention to terminate this Contract, agrees to cease and effectively stop the preparing, producing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If, for the purposes specified in this Contract, the Company requests, in accordance to applicable laws governing the intellectual property registration and license, the Bottler to be registered as a registered user or licensee of the Trademarks, then, at the request of the Company, the Bottler shall have to enter into any and all contracts and documents necessary to register, modify or cancel the registration or record required.

(b) If the competent public authority rejects any application for registration or record of the Company or the Bottler as registered users or licensees of any Trademarks regarding the Drink, then the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and accepts to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly following and complying the written instructions that the Company shall periodically deliver to the Bottler.  The Bottler further agrees and accepts to comply at all times when preparing, bottling and distributing the Drink, with the provisions, including quality, hygiene, environmental and other regulations established periodically in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the machinery and equipment necessary to apply such identification codes. The Company shall periodically deliver to the Bottler the necessary written instructions concerning the format of the identification codes that the Bottler shall have to use and the production and sales records that it must keep.

(c) In the event that the Company determines or becomes aware of the existence of any quality or technical problems regarding the Drink o the Approved Containers for the Drink, it shall be entitled to request the Bottler to adopt all necessary measures to remove the Drink immediately from the market or commerce, as applicable. The Company shall notify the Bottler its decision to request the Bottler to withdraw the Drink from the market or commerce by telephone, fax, email or by any other means of immediate communication, with the corresponding written acknowledgment of receipt; and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, it must immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantities of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in or for the preparation, bottling, storage or handling of the Drink with the purpose of determining if the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. The Bottler further agrees to provide to the Company as it may request it periodically, all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at its own expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide periodically.

20. (a) In the bottling, distribution and sale of the Drink, the Bottler shall use only Approved Containers and lids, boxes, labels and other packaging materials approved periodically by the Company and the Bottler shall buy such items only from suppliers that the Company has authorized in writing to manufacture the items to be used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall inspect the Approved Containers and lids, boxes, labels and other packaging materials to be used in relation to the Drink and use only such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such approved containers, lids, boxes, labels and other packaging materials, regarding which it has determined that they comply with the standards mentioned above.

(c) The Bottler shall maintain at all times sufficient stock of Approved Containers, lids, boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that increases in the demand for the Drink, as well as changes in Approved Containers, may require periodic modifications or other changes to its existing manufacturing, bottling, delivery or distribution equipment, or the acquisition of additional manufacturing, packaging, delivery or distribution equipment. The Bottler agrees to make all changes to the equipment and purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If returnable Approved Containers are used in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to periodically invest the necessary capital and allocate and utilize the necessary funds to create and maintain sufficient stock of returnable Approved Containers. In order to ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler also agrees to replace all or part of the stock of such Approved Containers, as reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose other than in connection with the Drink and it shall not refill or otherwise reuse non-returnable Approved Containers that have been previously used.

22. (a) The Bottler shall be solely responsible for the fulfillment of its obligations under this Contract in accordance with all laws, rules and regulations that are issued by local or government authorities applicable in the Territory and shall immediately inform the Company of any provision that could prevent or limit in any way the strict compliance by the Bottler of its obligations hereunder.

(b) Notwithstanding the foregoing, the Bottler covenants and undertakes to comply at all times with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company periodically.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves to itself the right to periodically review and at any time, at its sole discretion, set the price of the Concentrate, the Authorized Providers, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler is not willing to pay the revised price of the Concentrate, it shall have to notify it in writing to the Company within thirty (30) days after having received the written notice from the Company. In this case, this Contract shall be automatically terminated within three (3) consecutive months after the Bottler had received of the notification, without any parties’ liability for damages.

(c) If the Bottler does not notify the Company regarding the revision of the price of the Concentrate as set forth in sub-section (b) above, it shall be deemed that such revision has been accepted.

(d) To the extent permitted by applicable law in the Territory, the Company reserves the right to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. It is thus acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler cannot increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow the increase of maximum prices of the Drink in retailers without the written authorization of the Company.

(e) the Bottler agrees to charge retailers or wholesalers, as applicable, for each returnable Approved Container and every box delivered to them, such deposits that the Company establishes periodically in writing, by giving notice to the Bottler and to make all reasonable diligent efforts to recover all returnable Approved Containers and empty boxes and, at the time of their retrieval, to reimburse or credit the deposits made for such and returnable Approved Containers and boxes returned undamaged and in good condition.

VI. TERM AND TERMINATION

24.  This Contract shall expire, without notice, on December 31, 2012, unless it is terminated early as provided in herein. The parties acknowledge and agree that the Bottler shall have no right to claim a tacit renewal of this Contract.

(b) If the Bottler has fully complied with all the terms, covenants, conditions and provisions of this Contract during the term, and if capable of promoting, developing and exploiting permanently the full potential of the business of preparing, bottling, distributing and selling the Drink, the Bottler may request an extension of this Contract for a additional period of 5 (five) years. The Bottler shall have to request the extension in writing to the Company at least six (6) months but not more than twelve (12) months, prior to the expiration date of this Contract. This request for extension made by the Bottler shall have to be supported by the documentation requested by the Company, including such information regarding the Bottler’s compliance of the performance obligations contained in this Contract and that supports the permanent ability of the Bottler to develop, stimulate and fully satisfy the demand for the Drink within the Territory. If, at the Company’s sole discretion, the Bottler has complied with the necessary conditions to extension of this Contract, then the latter may, by written notice, agree to extend this Contract for such further period or such shorter period that the Company determines.

(c) After the expiration of any additional period, this Contract shall expire permanently without notice, and the Bottler shall have no right to claim a tacit renewal thereof.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler cannot legally obtain foreign currencies to remit them abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if any part to this Contract does not comply with the laws or regulations applicable in the Territory and, thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without liability for damages:

(1) if the Bottler becomes insolvent or if a petition for bankruptcy is filed against or on behalf of the Bottler and its is not dismissed or rejected within the following one hundred twenty (120) days, or if the Bottler reaches a settlement for liquidation or if an decision of liquidation or instructing the judicial administration is ruled against the Bottler, or if a liquidator (receiver) is appointed to manage the business of the Bottler, or if the Bottler holds any judicial or voluntary settlement with its creditors or reaches similar agreements with them or makes an assignment in benefit of its creditors; or

(2) in case of a dissolution, nationalization or expropriation of the Bottler, or the case of confiscation of production or distribution assets held by the Bottler.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the date on which the party has received written notice of such breach.

(b) In addition to all other remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory relating to the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction, and also it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply promptly with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and supply the Drink directly or enter into contracts with third parties form them to procure it within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall no longer prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, boxes, labels or other packaging or advertising, promotional or marketing material that has been used or is intended to be used by the Bottler only in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its facilities, delivery vehicles, vending machines, coolers and other equipment and all paperwork and the written, graphic, electromagnetic, digital or another material destined to the advertising, marketing or promotional the it uses or holds: and, as from that moment, it shall no claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it, all the Concentrate, the Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, boxes, labels and other packaging materials bearing the Trademarks, as well as all promotional material of the Drinks, which are still in its possession or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in excellent condition and can be used; and, further provided, that all the Approved Containers, lids , boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and that any supplies and materials that are not in condition to be used according to the rules of the Company, shall have to be destroyed by the Bottler at its own expense; and also, provided, that if it terminates this Contract in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations provided for herein shall expire, cease and terminate, whether they are expressly established or arise from the uses, customs, practices or any other circumstance, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, characteristics and integrity of the owners, who control and manage the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, about the owners and any parties having any interest or control or management over the Bottler. Therefore, the parties agree that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, even any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to periodically make available to the Company, and when it so requests it, the complete records of the current owners of the Bottler and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, not to change the participation of the company by including new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if an offer to change the ownership or control of the Bottler involves a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any information it deems relevant, both regarding the Bottler and the Acquiring Bottler, in order to determine whether or not to authorize the change. In any such circumstances, the parties expressly agree that, acknowledging the Company’s legitimate interest to maintain, promote and protect the performance, efficiency and integrity of the international general bottling, distribution and sales system, the Company may consider all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also acknowledge and agree that the Company, at its sole discretion, may refuse to accept any proposed change in the ownership or other situation under this Section 28 or may accept it subject to such conditions as it determines, at its sole discretion also. The parties stipulate and expressly agree that any breach by the Bottler of the agreements contained in this Section 28 shall entitle the Company to terminate this Contract immediately, without liability for damages; and also in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages, if any third party or parties obtain any direct or indirect ownership or control of the Bottler, even when the Bottler itself did not have the means to prevent the change if, according to the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuance, offer, sale, transfer, negotiation or exchange of any of its shares or other titles of property, bonds, obligations or other titles of debt, or to promoting the sale of the latter, or to encouraging or seeking their acquisition or an offer to sell them, the Bottler shall have to obtain the written consent of the Company when it uses to that effect the Company’s name or the Trademarks or any description of its relationship with it in any prospect, advertisement or other sales effort. The Bottler cannot use the Company’s name or Trademarks or any description of its business relationship with it in any prospect or advertisement used in connection with the acquisition of any share or other certificate property of a third party, without the written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract, to one or more of its subsidiaries or affiliates, provided, however, that this delegation shall not release it from its contractual obligations under this Contract. In addition, it may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall have to answer for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. When requested by the Company, the Bottler shall support it in any such actions. The Bottler may not file any claims against the Company due to such lawsuits or actions or to any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any litigation or process already initiated or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is the sole and exclusive authorized to and responsible for initiating and defending all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceeding or action on its own behalf or request the Bottler to initiate or defend such proceeding or action, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers and to adopt the measures for the defense of such claims or lawsuits that the Company may reasonably require in order to protect its interests on the Drink, the Approved Containers or the crédito mercantil (goodwill) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach a settlement, derived from the preparation, bottling , distribution, sale or promotion of the Drink by the Bottler, including, in without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company granting a broad and comprehensive coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case its shares are listed or traded in the stock market, to provide the Company with any financial or other information relating to such Bottler results or projections at the same time it is obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at any time during and after the term of this Contract, to maintain in strict confidence all secret and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract received by the Bottler from the Company or obtained in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, to immediately deliver to the Company or to whom it may indicate all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that threaten the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems related to the Drink, the Bottler shall appoint and organize a crisis management team and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and third parties so designated by it and coordinate all efforts to address and solve any incident in a manner consistent with crisis management systems that the Company may report regularly to the Bottler.

36. In the event that any provision of this Contract is or becomes legally invalid or ineffective, this shall not affect the validity or effectiveness of the other provisions of this Contract, provided that the invalidity or unenforceability of such provisions does not obstruct or unduly hinder the fulfillment of this document nor harm the property or validity of the Trademarks. The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) All issues and matters referred to hereunder, this Contract and any subsequent written amendments or additions, constitute the entire Contract between the Company and the Bottler. All previous agreements of any kind between the parties relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company took into consideration for entering into this Contract remains in force and binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding on the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by courier, fax, in person or by registered mail(air) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

38. Failure by the Company to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and governed by and in accordance with the laws of Chile, without giving effect to any principles regarding choice or conflict of applicable laws.

IN WITNESS WHEREOF, the Company in Atlanta, Georgia, of the United States of America, and the Bottler, in Santiago de Chile, have arranged that their duly authorized representative(s) to that effect execute this Contract in triplicate, in the dates indicated bellow.

1.2.9                     Chile’s Bottler’s Agreement Andina (Exhibit)

COCA-COL.A Pl.AZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. BOX 1734
ATLANTA, GA 30301
404 676-2121

February 1, 2013

Messrs

Embotelladora Andina S.A.

Av. El Golf 40, Piso 4, Las Condes

Santiago, Región Metropolitana

Santiago, Metropolitan Region

Chile

Dear Sirs:

In reference to the Bottler Agreement effective as of February 10, 2008, entered into by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), by which the Bottler is authorized to prepare and bottle the Drink COCA-COLA, and in relation to any other additional authorization for the sale and distribution of other Company Drinks under the Trademarks (hereinafter jointly referred to as the “Bottler Agreement”) in the Territory described in the Bottler Agreement, the same is hereby extended as from February 1, 2013 until:

January 1, 2018

Except for such extension, all terms and conditions of the Bottler Agreement shall remain in full force and effect and, upon the expiration of the said extension it shall inevitably expire on January 1, 2018, without any notice and the Bottler shall not be entitled to claim a tacit renewal thereof.

COCA-COL.A Pl.AZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. BOX 1734
ATLANTA, GA 30301
404 676-2121

February 1, 2013

Messrs

Embotelladora Andina S.A.

Av. El Golf 40, Piso 4

Las Condes

Santiago, Región Metropolitana

Chile

AUTHORIZATION FOR AIRPLANE AND SHIPS

Sirs:

In reference to the Bottler Agreement that is in force as of February 1, 2008, executed by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), whereby the Bottler was authorized, as from that date, to prepare, distribute and sale the Drink COCA-COLA, and to other authorizations for other beverages identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

Hereby, the Bottler is granted a non-exclusive authorization to distribute the Drinks in Approved Containers subject to the Bottler Agreements, for their sale onboard airplanes and ships within the Territory, subject to the following conditions:

1. This Authorization may be cancelled by the Company at any time, and shall automatically terminate with the expiration or early termination of the Coca-Cola Bottler Agreement.

2. Upon the expiration or early termination of this authorization, the Bottler shall immediately cease the distribution or sale of the Drinks in Approved Containers to airplanes and ships.

3. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization.

This authorization supersedes any previous one granted by the Company to the Bottler in connection with the subject matter hereof.

COCA-COL.A Pl.AZA

ATLANTA, GEORGIA

ADDRESS REPLY TO
P.O. BOX 1734
ATLANTA, GA 30301
404 676-2121

February 1, 2013

Messrs

Embotelladora Andina S.A.

Av. El Golf 40, Piso 4

Las Condes

Santiago, Región Metropolitana

Chile

AUTHORIZATION FOR DISTRIBUTION

Sirs:

In reference to the Bottler Agreement that is in force as of February 1, 2008, executed by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and EMBOTELLADORA ANDINA S.A. (hereinafter the “Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink COCA-COLA , and to authorizations for other drinks identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is, hereby, granted a non-exclusive authorization to purchase from the Company or from whom it may authorize, the Drinks in Approved Containers for their Distribution under the Bottler Agreements and to sell and distribute them in all the Territory, subject to the following conditions:

1. This authorization or any Drink or Approved Container for Distribution listed herein may be canceled by the Company or the Bottler by written notice given ninety (90) days in advance and shall automatically terminate upon the expiration or early termination of the COLA-COLA Bottler Agreement.

2. Upon the termination of cancellation of this authorization, the Bottler shall immediately suspend all the purchase, distribution y sale of the Drinks in Approved Containers for the Distribution within the Territory.

3. Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional authorization as applicable in the sale and distribution of Drinks.

This authorization supersedes any previous authorizations granted by the Company to the Bottler in connection with the subject matter hereof.

Annex 1

To the Authorization for distribution executed between The Coca-Cola Company and Embotelladora Andina S.A., effective as of February 1, 02/03/2013

For purposes of this authorization, Drinks and Authorized Containers are:

Authorized Provider	Product	Container	Capacity
Envases Central S.A.	Burn	Can	310-ML
	Aquarius by Andina Manzana	PET Fam.	1.5-LTR
	Aquarius by Andina Manzana	PET Pers.	500-ML
	Aquarius by Andina Manzana	RGB Pers.	250-ML
	Aquarius by Andina Uva	PET Fam.	1.5-LTR
	Aquarius by Andina Uva	PET Pers.	500-ML
	Aquarius by Andina Limón	PET Fam.	1.5-LTR
	Aquarius by Andina Limón	PET Pers.	500-ML
	Aquarius by Andina Pera	PET Fam.	1.5-LTR
	Aquarius by Andina Pera	PET Pers.	500-ML
Vital S.A.	Andina Naranja 100%	Brick-P Fam.	1-LTR
	Andina Sabores Caseros Durazno (Nectar)	PET Fam.	1-LTR
	Andina Sabores Caseros Durazno (Nectar)	PET Pers.	300-ML
	Andina Sabores Caseros Mango (Nectar)	PET Fam.	1-LTR
	Andina Sabores Caseros Mango (Nectar)	PET Pers.	300-ML
	Andina Sabores Caseros Naranja (Nectar)	PET Fam.	1-LTR
	Andina Sabores Caseros Naranja (Nectar)	PET Pers.	300-ML
	Andina Frut Manzana	Brick-P Fam.	l-LTR
	Andina Frut Manzana	PET Fam.	1.5-LTR
	Andina Frut Manzana	Brick-P Pers.	200-ML
	Andina Frut Manzana	NRGB Pers.	300-ML
	Andina Frut Naranja	Brick-P Fam.	1-LTR
	Andina Frut Naranja	PET Fam.	1.5-LTR
	Andina Frut Naranja	PET Fam.	2-LTR
	Andina Frut Naranja	BIB	10-LTR
	Andina Frut Narania	Brick-P Pers.	200-ML
	Andina Frut Narania	Can	335-ML
	Andina Frut Naranja	NRGB Pers.	300-ML
	Andina Frut Naranja	RGB Pers.	250-ML
	Andina Frut Durazno	BIB	10-LTR
	Andina Frut Piña 20%	RGB Fam.	1.5-LTR
	Andina Frut Piña 20%	Can	335-ML
	Andina Frut Piña 20%	NRGB Pers.	300-ML
	Andina Frut Piña 20%	RGB Pers.	250-ML
	Andina Frut Piña 33%	Brick-P Fam.	1-LTR
	Andina Frut Piña 33%	PET Fam.	1.5-LTR
	Andina Frut Piña 33%	PET Fam.	2-LTR
	Andina Frut Piña 33%	BIB	10-LTR
	Andina Frut Piña 33%	Brick-P Pers.	200-ML
	Andina Frut Tutti Frutti	Brick-P Fam.	1-LTR
	Andina Frut Tutti Frutti	PET Fam.	1.5-LTR
	Andina Frut Tutti Frutti	NRGB Pers.	300-ML
	Andina Nectar Damasco	Brick-P Fam.	1-LTR
	Andina Nectar Damasco	PET Fam.	1.5-LTR

	Andina Nectar Damasco	RGB Fam.	1.5-LTR
	Andina Nectar Damasco	Brick-P Pers.	200-ML
	Andina Nectar Damasco	NRGB Pers.	300-ML
	Andina Nectar Damasco	RGB Pers.	350-ML
	Andina Nectar Papaya	NRGB Pers.	300-ML
	Andina Nectar Durazno	Brick-P Fam.	1-LTR
	Andina Nectar Durazno	PET Fam.	1.5-LTR
	Andina Nectar Durazno		2-LTR
	Andina Nectar Durazno	RGB Fam.	1.5-LTR
	Andina Nectar Durazno		1-LTR
	Andina Nectar Durazno	Brick-P Pers.	200-ML
	Andina Nectar Durazno	NRGB Pers.	300-ML
	Andina Nectar Durazno	RGB Pers.	250-ML
	Andina Nectar Durazno		350-ML
	Andina Frut Naranja Light	Brick-P Fam.	1-LTR
	Andina Frut Naranja Light	PET Fam.	1.5-LTR
	Andina Frut Naranja Light	Brick-P Pers.	200-ML
	Andina Frut Naranja Light	NRGB Pers.	300-ML
	Andina Piña Light (NC)	Brick-P Fam.	1-LTR
	Andina Piña Light (NC)	PET Fam.	1.5-LTR
	Andina Piña Light (NC)	Brick-P Pers.	200-ML
	Andina Nectar Damasco Light	PET Fam.	1.5-LTR
	Andina Nectar Damasco Light	Brick-P Pers.	200-ML
	Andina Nectar Damasco Light	NRGB Pers.	300-ML
	Andina Nectar Durazno Light	Brick-P Fam.	1-LTR
	Andina Nectar Durazno Light	PET Fam.	1.5-LTR
	Andina Nectar Durazno Light	Brick-P Pers.	200-ML
	Andina Nectar Durazno Light	NRGB Pers.	300-ML
	Kapo Manzana	Pouch Pers.	180-ML
	Kapo Manzana	Pouch Pers.	252-ML
	Kapo Naranja	Pouch Pers.	180-ML
	Kapo Naranja	Pouch Pers.	252-ML
	Kapo Durazno	Pouch Pers.	180-ML
	Kapo Durazno	Pouch Pers.	252-ML
	Kapo Piña	Pouch Pers.	180-ML
	Kapo Piña	Pouch Pers.	252-ML
	Kapo Frambuesa	Pouch Pers.	180-ML
	Kapo Frambuesa	Pouch Pers.	252-ML
	Powerade Lima Limón	PET Pers.	600-ML
	Powerade Lima Limón	PET Fam.	1-LTR
	Powerade Lima Limón	Brick-P Pers.	250-ML
	Powerade Lima Limón	PET Pers.	600-ML
	Powerade Naranja	PET Fam.	1-LTR
	Powerade Naranja	Brick-P Pers.	250-ML
	Powerade Naranja	PET Pers.	600-ML
	Powerade Frutilla	PET Fam.	1-LTR
	Powerade Frutilla		600-ML
	Powerade Lima Limón	PET Fam.	1-LTR
	Powerade Lima Limón	PET Pers.	600-ML
	Aquarius by Andina Manzana	BIB	10-LTR
	Glaceau vitaminwater Defense	PET Pers.	500-ML
	Glaceau vitaminwater Energy	PET Pers.	500-ML
	Glaceau vitaminwater Essential	PET Pers.	500-ML
	Glaceau vitaminwater Multi-V	PET Pers.	500-ML
	Glaceau vitaminwater Power-C	PET Pers.	500-ML
	Glaceau vitaminwater Restore	PET Pers.	500-ML
VA S.A.	Vital (Carb)	PET Fam.	1.6-LTR

Vital (Carb)	PET Fam.	2.3-LTR
Vital (Carb)	NRGB Pers.	330-ML
Vital (Carb)	NRGB Pers.	600-ML
Vital (Carb)	RGB Pers.	350-ML
Vital (Low Carb)	PET Fam.	1.6-LTR
Vital (Low Carb)	PET Fam.	600-ML
Vital (Non-Carb)	Jug Fam.	5-LTR
Vital (Non-Carb)	PET Fam.	1.6-LTR
Vital (Non-Carb)	PET Fam.	2.3-LTR
Vital (Non-Carb)	NRGB Pers.	330-ML
Vital (Non-Carb)	PET Pers.	600-ML
Vital (Non-Carb)	PET Pers.	990-ML
Vital (Non-Carb)	RGB Pers.	350-ML

COCA-COL.A  Pl.AZA

ATLANTA, GEORGIA

ADDRESS REPLY TO P.O. BOX 1734 ATLANTA, GA 30301 404 676-2121

February 1, 2013

Messrs

Embotelladora Andina S.A.

Av. El Golf 40, Piso 4

Las Condes

Santiago, Región Metropolitana

Chile

REF.: APPROVED CONTAINERS

Sirs:

In reference to the Bottler Agreement, effective as of February 1, 2008, executed by and between THE COCA-COLA COMPANY (hereinafter to be called the “Company”) and Embotelladora Andina S.A. (hereinafter, “the Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink COCA-COLA, and to  authorizations granted for other Drinks identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Company authorizes the Bottler to prepare, bottle, distribute and sell the Drinks under the Bottler Agreements in the following containers, which for the purposes of the Bottler Agreements shall be considered Approved Containers:

Product	Container	Capacity
Coca-Cola	PET Fam.	1.5-LTR
Coca-Cola	PET Fam.	1.75-LTR
Coca-Cola	PET Fam.	1-LTR
Coca-Cola	PET Fam.	2.5-LTR
Coca-Cola	PET Fam.	2-LTR
Coca-Cola	PET Fam.	3-LTR
Coca-Cola	RGB Fam.	1.25-LTR
Coca-Cola	RGB Fam.	1-LTR
Coca-Cola	RPET Fam.	2.5-LTR
Coca-Cola	RPET Farn.	2-LTR
Coca-Cola	RPET Fam.	3-LTR
Coca-Cola	BIB	19-LTR
Coca-Cola	Tank	300-LTR
Coca-Cola	PET Pers.	250-ML
Coca-Cola	PET Pers.	591-ML
Coca-Cola	RGB Pers.	237-ML
Coca-Cola	RGB Pers.	350-ML
Coca-Cola Zero	PET Fam.	1.5-LTR
Coca-Cola Zero	PET Fam.	1.75-LTR
Coca-Cola Zero	PET Fam.	2.5-LTR
Coca-Cola Zero	PET Fam.	2-LTR
Coca-Cola Zero	PET Fam.	3-LTR
Coca-Cola Zero	RGB Fam.	1-LTR

Coca-Cola Zero	RPET Fam.	2.5-LTR
Coca-Cola Zero	RPET Fam.	2-LTR
Coca-Cola Zero	BIB	10-LTR
Coca-Cola Zero	PET Pers.	250-ML
Coca-Cola Zero	PET Pers.	591-ML
Coca-Cola Zero	RGB Pers.	237-ML
Coca-Cola Zero	RGB Pers.	350-ML
Coca-Cola light	PET Fam.	1.5-LTR
Coca-Cola light	PET Fam.	1-LTR
Coca-Cola light	PET Fam.	2.5-LTR
Coca-Cola light	PET Fam.	2-LTR
Coca-Cola light	PET Fam.	3-LTR
Coca-Cola light	RGB Fam.	1.25-LTR
Coca-Cola light	RGB Fam.	1-LTR
Coca-Cola light	RPET Fam.	2.5-LTR
Coca-Cola light	RPET Fam.	2-LTR
Coca-Cola light	BIB	19-LTR
Coca-Cola light	PET Pers.	250-ML
Coca-Cola light	PET Pers.	591-ML
Coca-Cola light	RGB Pers.	237-ML
Coca-Cola light	RGB Pers.	350-ML
Fanta Zero	PET Fam.	1.5-LTR
Fanta Zero	PET Fam.	2.5-LTR
Fanta Zero	PET Fam.	2-LTR
Fanta Zero	PET Pers.	500-ML
Fanta Naranja	PET Fam.	1.5-LTR
Fanta Naranja	PET Fam.	2.5-LTR
Fanta Naranja	PET Fam.	2-LTR
Fanta Naranja	PET Fam.	3-LTR
Fanta Narania	RGB Fam.	1.25-LTR
Fanta Narania	RGB Fam.	1-LTR
Fanta Narania	RPET Fam.	2.5-LTR
Fanta Naranja	RPET Fam.	2-LTR
Fanta Naranja	BIB	19-LTR
Fanta Naranja	PET Pers.	250-ML
Fanta Naranja	PET Pers.	500-ML
Fanta Narania	RGB Pers.	237-ML
Fanta Narania	RGB Pers.	350-ML
Fanta Limon	PET Fam.	1.5-LTR
Fanta Limon	RGB Fam.	1-LTR
Fanta Limon	PET Pers.	500-ML
Inca Kola	PET Fam.	1.5-LTR
Inca Kola	PET Pers.	500-ML
Nordic Mist Ginger Ale	PET Fam.	1.5-LTR
Nordic Mist Ginger Ale	PET Farn.	1.5-LTR
Nordic Mist Tonic	PET Fam.	1.5-LTR
Quatro Pomelo light	PET Fam.	1.5-LTR
Quatro Pomelo light	BIB	10-LTR
Quatro Pomelo light	PET Pers.	500-ML
Quatro Guarana	PET Fam.	1.5-LTR
Quatro Guarana	PET Pers.	500-ML
Sprite Zero	PET Fam.	1.5-LTR
Sprite Zero	PET Fam.	2.5-LTR
Sprite Zero	PET Fam.	2-LTR
Sprite Zero	RPET Fam.	2-LTR
Sprite Zero	BIB	10-LTR
Sprite Zero	PET Pers.	500-ML

Sprite Zero	RGB Pers.	350-ML
Sprite	PET Fam.	1.5-LTR
Sprite	PET Fam.	2.5-LTR
Sprite	PET Fam.	2-LTR
Sprite	PET Fam.	3-LTR
Sprite	RGB Fam.	1.25-LTR
Sprite	RGB Fam.	1-LTR
Sprite	RPET Fam.	2.5-LTR
Sprite	RPET Fam.	2-LTR
Sprite	BIB	19-LTR
Sprite	PET Pers.	500-ML
Sprite	RGB Pers.	237-ML
Sprite	RGB Pers.	350-ML
Bum	NRGB Pers.	250-ML

This authorization is granted subject to the following conditions:

1. The terms used in this authorization have the meaning as defined in the Bottler Agreements, unless a different meaning is specified.

2. The permit referred to in this authorization refers only to the Approved Containers/Capacity, the authorization to prepare, bottle, distribute and sell the Drinks referred to above is granted by the Bottler Agreements.

3. All provisions, conditions, terms and rules of the Bottler Agreements remain in full force and effect.

4. This authorization can be modified by the Company at any time and shall automatically terminate upon the expiration or early termination of the Bottler Agreements.

This authorization replaces all previous authorizations executed between the Company and the Bottler in connection with the subject matter of this authorization.

1.2.10     Paraguay’s Bottler’s Agreement PARESA

COCA-COLA PLAZA

ATLANTA, GEORGIA

ADDRESS REPLY TO

P.O. DRAWER 1734

ATLANTA, GA 30301

404-676-2121

March 3, 2010

Messrs

Paraguay Refrescos S.A.

Dear Sirs:

In reference to the Bottler Agreement effective as of December 1, 2007, entered into by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and  PAGAGUAY REFRESCO S.A. (hereinafter the “Bottler”),  whereby the Bottler is authorized to prepare and bottle the Drink COCA-COLA, and to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “Bottler Agreement”) in the Territory described in the Bottler Agreement, the same is hereby extended as from December 1, 2009 until:

December 1, 2014

Except for the said extension, all terms and conditions of the Bottler Agreement shall remain in full force and effect and upon the expiration of the said extension it shall inevitably expire on December 1, 2014, without any notice and the Bottler shall not be entitled to claim a tacit renewal thereof.

Sincerely,

BOTTLER AGREEMENT

THE FOLLOWING AGREEMENT, effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America, with its headquarters located at One Coca-Cola Plaza, N.W., Atlanta, State of Georgia, 30313, United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the  Republic of Paraguay, with its headquarters located in Ruta a Ñemby Km 3.5 Barquecillo, San Lorenzo, Departamento Central, Paraguay (hereinafter, the “The Bottler”).

CONSIDERING THAT:

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients for the preparation of drinks and a concentrate base for beverages (hereinafter, the “Concentrate”), whose formula is a trade secret of the Company, from which a syrup or powder is elaborated to prepare non alcoholic beverages (hereinafter, the “Syrup”); and the Company is also engaged in the manufacture and sale of the Syrup, which is used for the elaboration of non-alcoholic beverages  (hereinafter, the “Drink”) to be sold in bottles and other containers and in other forms or ways;

B. The Company is the rightful holder of the Trademarks, including “Coca-Cola” and “Coke”, that distinguish the Concentrate, the Syrup and the Drinks, the Featured Bottle of different sizes in which the Drink has been commercialized for many years, the presentation of the Featured Bottle, the Dynamic Ribbon and intellectual property embodied in the characteristic commercial presentation, other designs and packaging elements related with the Concentrate, the Syrup and the Drink (“Coca-Cola”, “Coke”, the Featured Bottle, the presentation of the Featured Bottle, the Dynamic Ribbon, the intellectual property embodied in the characteristic commercial presentation, the design and packaging elements related to the Concentrate, the Syrup and the Drink and any additional trademarks that the Company may take periodically with the purpose of distinguishing the Concentrate, the Syrup and the Drink, shall hereinafter be referred to as the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, pack, distribute and sell the Drink and the right to manufacture and sell the Concentrate and the Syrup in The Republic of Paraguay,, among other countries;

D. The Company has designated and authorized certain third parties to supply the Concentrate to the Bottler (hereinafter, the “Authorized Providers”);

E. The Bottler has requested the approval of the Company to use the Trademarks in connection with the preparation, bottling, packaging, distribution and sale of the Drink within the territory as defined and described in this Contract;

F. The Company is willing to grant the requested authorization to the Bottler pursuant to the terms and conditions set forth in this Contract.

THEREFORE, the abovementioned parties agree the following:

I. PURPOSE OF THE CONTRACT.

1. the Company hereby authorizes the Bottler, and the latter undertakes, subject to the following terms and conditions, to prepare and bottle the Drink in the containers approved periodically by the Company in writing (hereinafter, the “Approved Containers”) and to distribute and sell the same under the Trademarks within, but only within the following territory (hereinafter the “Territory”):

In the whole Republic of Paraguay

2. The Company or its Authorized Providers shall sell and deliver to the Bottler the quantities of Concentrate it requests periodically as long as the Bottler requests and the Company or its Authorized Providers sell and deliver to the Bottler, only the amounts of Concentrate that are necessary and sufficient to comply with the purpose of this Contract. To this regard, the Bottler agrees and undertakes to purchase the Concentrate solely from the Company or its Authorized Providers.

3. The Bottler shall exclusively use the Concentrate to produce Syrup and to prepare and bottle the Drink as determined by the Company periodically. The Bottler undertakes not to sell or resell the Concentrate or Syrup or allow that it ends up in the possession of third parties, without the prior written consent of the Company.

4. The Company reserves for itself the sole and exclusive right to determine at any time the formula, composition or ingredients of the Concentrate, Syrup and the Drink.

5. Except as expressly provided in this Contract, the Company shall refrain, during the term of the Contract hereof, from selling or distributing the Drink, or arranging it to be sold or distributed, within the Territory in Approved Containers. However, the Company reserves for itself the right to prepare and bottle the Drink in any container within the Territory for its sale outside of the same, and to prepare, bottle, distribute or sell, or authorize others to prepare, bottle, distribute or sell the Drink within the Territory in any container other than an Approved Container.

II. OBLIGATIONS OF THE BOTTLER RELATED TO COMMERCIALIZATION, PLANNING AND REPORTING

6.  The Bottler agrees and commits to the Company:

(a)  to make its best efforts and employ all possible and approved means in order to promote, develop and exploit all potential preparation, bottling, distribution, marketing and sale activities of the Drink throughout the Territory continuously creating, stimulating and expanding the future demand of the Drink and fully covering all aspects of its current demand;

(b) to prepare, bottle, distribute and sell the quantities of the Drink that cover in all aspects the total demand of the Drink within the Territory; however, with the prior written consent of the Company, the Bottler may purchase the Drink in Approved Containers from third parties designated in writing by the Company for their resale within the Territory;

(c) to invest all capital and obtain and employ all funds necessary for the organization, settlement, operation, maintenance and replacement within the Territory, of the facilities and equipment for the manufacture, storage, commercialization, distribution, delivery, transportation and other that may be necessary for the fulfillment of the obligations of the Bottler under this Contract;

(d) to have a competent and well-trained management and hire, train, maintain and direct all personnel necessary and sufficient in all aspects in order for the Bottler to meet all the obligations under this Contract;

(e) to provide to the Company, once per calendar year, a plan or program written in an acceptable manner and substance and in accordance with the Bottler’s obligations under this Contract, showing in detail of the Bottler’s activities planned for the future twelve month period  or for any such other period as may be requested by the Company; to diligently implement such program or plan, and report on the progress of the program to the Company, in writing in an acceptable manner and upon its request;

(f) to provide the Company with accurate and updated information on the production, distribution and sales of the Drink with the frequency, the details and in the manner requested by the Company; and

(g) to keep accurate books, accounts and records and provide to the Company financial, accounting and other information requested by the same enabling it to verify if the Bottler maintains the reasonably necessary consolidated financial capacity to comply with its obligations under this Contract in acknowledgment of the interest that the Company has to maintain, promote and protect the performance, efficiency and overall integrity of the bottling, distribution and sales system.

7. The Bottler shall, at its own expense, budget and spend funds for the advertisement, commercialization and promotion of the Drink that the Company reasonably requests in order to create, stimulate and maintain the demand for the same within the Territory, provided that the Bottler shall submit all advertising, marketing and promotional projects concerning Trademarks or the Drink to the prior approval of the Company and that it shall only use, publish, maintain or distribute the advertising, commercial or promotional material of the Trademarks or the Drink that it approves and authorizes. The Company may agree to periodically make, and subject to the terms and conditions set forth in each case, financial contributions to the Bottler’s marketing programs. The Company may also conduct, at its own expense and regardless of the Bottler, any additional sales, advertising or promotion activities within the Territory deemed useful or appropriate.

8. (a) The Bottler acknowledges that the Company has entered or may enter into contracts similar to this Contract with third parties outside of the Territory, and accepts the limitations that such contracts may reasonably impose to the Bottler in the management of its business hereunder. The Bottler further undertakes to conduct its business in order to avoid conflict with such third parties and, in case of any disputes with them, to make all reasonable efforts to resolve them amicably.

(c) The Bottler shall not object the additional measures that the Company considers necessary and justified to be adopted in order to protect and improve the sales and the distribution system of the Drink, including, but not limited to, those that could be adopted regarding the provision to important and/or special customers whose activities transcend the limits of the Territory, even if such measures should limit the Bottler’s rights under this Contract.

9. Acknowledging the important benefit that the uniform external appearance of the equipment of distribution and other equipment and materials utilized subject to this Contract provides to himself and to all other parties mentioned in Section 8 (a) above, the  Bottler undertakes to accept and apply the rules adopted and issued periodically by the Company for the design and decoration of trucks and other delivery vehicles, boxes, cardboards, coolers, vending machines and other materials and equipment utilized in the distribution and sale of the Drink.

10. The Bottler acknowledges and agrees that the widest distribution and direct sales of the Drink to retailers and to final consumers within the Territory is essential to fully meet the demand for the Drink under this Contract. Despite the known advantages of the direct distribution, the Bottler shall be authorized to distribute and sell the Drink to wholesalers within the Territory that only sell to retailers in the Territory. Any other method of distribution shall be subject to the prior written approval of the Company.

11. (a) The Bottler shall prevent the Drink from being sold or distributed in any way outside of the Territory.

(b) Should the Drink prepared, bottled, distributed or sold by the Bottler be found in the Territory of another authorized Bottler or dealer (hereinafter, the “Affected Bottler”) then, in addition to all other available resources:

(1) the Company may, at its sole discretion, immediately cancel  the authorization of such bottles found in the Affected Bottler ‘s territory;

(2) the Company may charge the Bottler a compensation for the Drink found in the territory of the Affected Bottler, in an amount that includes all the loss of future earnings (lucrum cessans), expenses and other costs assumed by both the Company and the Affected Bottler;

(3) the Company may purchase the Drink elaborated, bottled, distributed or sold by the Bottler found in the territory of the Affected Bottler and the Bottler shall, in addition to any other obligation under this Contract, reimburse the Company the costs incurred thereof for the purchase, transportation and/or destruction of the said Drink.

(c) Should the Drink elaborated, bottled, distributed or sold by the Bottler be found in the territory of an Affected Bottler, the Bottler shall make available to the representatives of the Company all sales agreements and other records related to the Drink and assist the Company in all investigations related to the sale and distribution of Drink outside of the Territory.

(d) The Bottler shall immediately inform the Company of any request or offer to purchase the Drink made by a third party, when the Bottler knew or had a reason to believe or suspect that such request or offer would result in the Drink being marketed, sold, resold, distributed or redistributed outside of the Territory, in breach of this Contract.

III. OBLIGATIONS OF THE BOTTLER CONCERNING TRADEMARKS

12. The Bottler shall acknowledge at all times and shall not challenge the validity and ownership of the Company Trademarks.

13. Nothing in this Contract shall give the Bottler any whatsoever participation in the Trademarks or the crédito mercantil (goodwill) related to the same or regarding any label, design, bottling or other visual representations of the same or used in connection therewith; and the Bottler hereby acknowledges and agrees that all rights and interests created by the use of such Trademarks, labels, designs, containers or other visual representations shall benefit and belong to the Company.  The Company and the Bottler agree and understand that subject to this Contract, the Bottler is only awarded a simple temporary permit , that considers no right or interest and no payment of any fee or royalty, to use such Trademarks, labels, designs, containers or other visual representations thereof, in connection with the preparation, bottling, distribution and sale of the Drink in Approved Containers; use that shall have to be exercised  in such away and result  so that all crédito mercantil (goodwill) related thereto is vested into the Company as the source and origin of the said Drink,  and the Company shall have the absolute right to determine in all cases, the type of presentation and the other measures necessary or advisable to ensure the compliance with this Section 13.

14. The Bottler shall not adopt or use any name, corporate name, business name, title or other commercial designation that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke” or any of them, or any name whose similarity to any of these may be misleading, neither any graphic or visual representation of the Trademarks nor any other trademark or intellectual property of the Company, without its the prior written consent.

15. The Bottler undertakes and accepts during the term of this Contract and in compliance with applicable law:

(a) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected with any business representation or container that imitates a business representation or container regarding which the Company claims an exclusive interest, or may look like or be misleading or be perceived by consumers as being so similar to such commercial representation or container, that causes confusion;

(b) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise be related to any product connected to any trademark or other denomination that mimics or infringes any Trademarks or may look like any product that leads the public to believe it is elaborated by the Company, due to the connection of the Bottler with the activities of manufacturing, preparation, bottling, distribution and sale of the Drink; without in any way limiting the foregoing, it is hereby understood and expressly established that the use of the word “Coca” or an equivalent, in local language or phonics, under any format or any other graphic word or sounds similar to the same, or that mimics it, in any product other than a product of the Company shall be considered a breach of the registered trademark “Coca-Cola” or as an attempt to generate confusion;

(c) not to manufacture, prepare, bottle, distribute, sell, negotiate or in any way be related to non-alcoholic drinks different to those prepared, bottled, distributed or sold by the Bottler with the authorization of the Company, except with the prior written consent of the same thereof;

(d) not to use delivery vehicles, boxes, cardboards, coolers, vending machines and other equipment bearing the Trademarks to distribute and sell any other products different to those identified by the Trademarks, without the prior written authorization of the Company;

(e) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise relate with any other concentrate, base for beverage, syrup or drink that may be or confused with or look like the Concentrate, the Syrup or the Drink;

(f) not to manufacture, prepare, bottle, distribute, sell, negotiate or otherwise interact with (i) any drink that is commercialized under the denomination “cola” (either on its own or jointly with any other word or words) or any phonetic interpretation of such word, or (ii) any drink commercialized under the name “cola” or that in any other manner mimics the Concentrate, the Syrup or the Drink or that may replace them during the term of this Contract and, in recognition of the valuable rights conferred by the Company to the Bottler in this Contract, for an additional period of two years following this date, and

(g) not to acquire or hold, either directly or indirectly, any participation in the property of, or enter into any contract or agreement regarding the administration or control of any individual or legal entity, within or outside the Territory, to perform any of activities prohibited by this Section 15.

The agreements contained herein are applicable not only to the activities which the Bottler carries out directly, but also to the activities in which the Bottler may have an indirect interest through the ownership, control, management, partnership, agreement or otherwise, whether within or outside the Territory.

16. The parties understand and agree that in the event that:

(a) a third party who is, at the Company’s judgment, interested directly or indirectly, through ownership, control, management or otherwise in the manufacture, preparation, bottling, distribution or sale of any product specified in Section 15 of this Contract, acquires or obtains the control or may have any direct or indirect influence on the administration of the Bottler; or

(b) any individual,  firm or company that has a majority participation in or the direct or indirect control of the Bottler or that is directly or indirectly controlled, either by the Bottler or by any third party having the control or, according to the Company’s judgment, any direct or indirect influence on the administration of the Bottler, is involved in the preparation, bottling, distribution or sale of any of the products specified in Section 15 herein; then the Company shall be entitled terminate this Contract immediately without any compensation for damages, unless the third party making the acquisition referred to in sub-section(a) herein or the individual, firm or company referred to in sub-section(b) hereof, upon notification in writing by the Company of its intention to terminate this Contract, agrees to cease and effectively stop the preparing, producing, bottling, distributing or selling the said Product(s) within a reasonable term, which shall not exceed six (6) months, as from the date of the notification.

17. (a) If, for the purposes specified in this Contract, the Company requests, in accordance to applicable laws governing the intellectual property registration and license, the Bottler to be registered as a registered user or licensee of the Trademarks, then, at the request of the Company, the Bottler shall have to enter into any and all contracts and documents necessary to register, modify or cancel the registration or record required.

(b) If the competent public authority rejects any application for registration or record of the Company or the Bottler as registered users or licensees of any Trademarks regarding the Drink, then the Company shall have the right to terminate this Contract immediately.

IV. BOTTLER OBLIGATIONS REGARDING THE PREPARATION AND BOTTLING OF THE DRINK

18. (a) The Bottler agrees and accepts to use the Concentrate only in the preparation of the Syrup and the Syrup, only to prepare and bottle the Drink, strictly following and complying the written instructions that the Company shall periodically deliver to the Bottler.  The Bottler further agrees and accepts to comply at all times when preparing, bottling and distributing the Drink, with the provisions, including quality, hygiene, environmental and other regulations established periodically in writing by the Company and all applicable legal requirements.

(b) The Bottler, knowing the relevance of being able to identify the manufacturer of the Drink in the market, agrees to use identification codes in all bottling materials of the Drink, including Approved Containers and non-returnable boxes. The Bottler also agrees to install, maintain and operate the machinery and equipment necessary to apply such identification codes. The Company shall periodically deliver to the Bottler the necessary written instructions concerning the format of the identification codes that the Bottler shall have to use and the production and sales records that it must keep.

(c) In the event that the Company determines or becomes aware of the existence of any quality or technical problems regarding the Drink o the Approved Containers for the Drink,  it shall be entitled to request the Bottler to adopt all necessary measures to remove the Drink immediately from the market  or commerce, as applicable. The Company shall notify the Bottler its decision to request the Bottler to withdraw the Drink from the market or commerce by telephone, fax, email or by any other means of immediate communication, with the corresponding written acknowledgment of receipt; and the Bottler, upon reception of such notice, shall immediately cease the distribution of such Drink and shall adopt all other measures that the Company considers necessary to remove such Drink from the market or commerce.

(d) If the Bottler determines or becomes aware of the existence of quality or technical problems related to Drink or the Approved Containers for the Drink, it must immediately notify the Company by telephone, fax, email, or any other means of immediate communication, with written acknowledgment of receipt. This notification shall include: (1) the identification and quantities of the Drink in question, including the specific Approved Containers, (2) the coding data, and (3) all other relevant data to help locate such Drink.

The Bottler shall at all times allow the Company, its officers, agents or its designated staff, to enter and inspect the premises, equipment and methods used by the Bottler, directly or indirectly, in or for the preparation, bottling, storage or handling of the Drink with the purpose of determining if the Bottler is complying with the terms of this Contract, including, without limitation, Sections 18 and 22. The Bottler further agrees to provide to the Company as it may request it periodically, all information relating to the compliance by the Bottler of the terms of this Contract, including, without limitation, those set forth in Sections 18 and 22.

19. The Bottler shall, at its own expense, deliver to the Company samples of the Syrup, the Drink and the materials used in the production of the Syrup and the Drink, according to the instructions that the Company shall provide periodically.

20. (a) In the bottling, distribution and sale of the Drink, the Bottler shall use only Approved Containers and lids, boxes, labels and other packaging materials approved periodically by the Company and the Bottler shall buy such items only from suppliers that the Company has authorized in writing to manufacture the items to be used in connection with the Trademarks and the Drink. The Company shall use its best efforts to approve two or more suppliers of such articles, provided that the said authorized suppliers may be located inside or outside the Territory.

(b) The Bottler shall inspect the Approved Containers and lids, boxes, labels and other packaging materials to be used in relation to the Drink and use only such items that the Bottler has determined that both, meet the standards set by applicable laws in the Territory and the standards and specifications prescribed by the Company.  The Bottler shall assume all responsibility for the use of such approved containers, lids, boxes, labels and other packaging materials, regarding which it has determined that they comply with the standards mentioned above.

(c) The Bottler shall maintain at all times sufficient stock of Approved Containers, lids, boxes, labels and other packaging materials in order to fully meet the demand of the Drink in the Territory.

21. (a) The Bottler acknowledges that increases in the demand for the Drink, as well as changes in Approved Containers, may require periodic modifications or other changes to its existing manufacturing, bottling, delivery or distribution equipment, or the acquisition of additional manufacturing, packaging, delivery or distribution equipment. The Bottler agrees to make all changes to the equipment and purchase and install the additional necessary equipment with sufficient anticipation to allow the introduction of new Approved Containers and the preparation and bottling of the Drink according to the permanent obligations of the Bottler to develop, stimulate and fully satisfy the demand of the Drink in the Territory.

(b) If returnable Approved Containers are used in the preparation, bottling, distribution and sale of the Drink, the Bottler agrees to periodically invest the necessary capital and allocate and utilize the necessary funds to create and maintain sufficient stock of returnable Approved Containers. In order to ensure the permanent quality and appearance of the stock of returnable Approved Containers, the Bottler also agrees to replace all or part of the stock of such Approved Containers, as reasonably necessary in accordance with the obligations of the Bottler in accordance to this Contract.

(c) The Bottler shall not use or allow the Approved Containers, lids, boxes, labels and other packaging materials mentioned in this Contract to be used for any purpose other than in connection with the Drink and it shall not refill or otherwise reuse non-returnable Approved Containers that have been previously used.

22. (a) The Bottler shall be solely responsible for the fulfillment of its obligations under this Contract in accordance with all laws, rules and regulations that are issued by local or government authorities applicable in the Territory and shall immediately inform the Company of any provision that could prevent or limit in any way the strict compliance by the Bottler of its obligations hereunder.

(b) Notwithstanding the foregoing, the Bottler covenants and undertakes to comply at all times with (i) all environmental, health and safety laws and regulations and other legal requirements established by the corresponding governmental authorities in the Territory, and ( ii) standards or environmental programs issued in writing by the Company periodically.

V. CONDITIONS OF PURCHASE AND SALE

23. (a) Through written notice to the Bottler, the Company reserves to itself the right to periodically review and at any time, at its sole discretion, set the price of the Concentrate, the Authorized Providers, the point of supply and the alternative points for the provision of Concentrate, the delivery and payment conditions and the currency or currencies acceptable to the Company or its Authorized Providers.

(b) If the Bottler is not willing to pay the revised price of the Concentrate, it shall have to notify it in writing to the Company within thirty (30) days after having received the written notice from the Company. In this case, this Contract shall be automatically terminated within three (3) consecutive months after the Bottler had received of the notification, without any parties’ liability for damages.

(c) If the Bottler does not notify the Company regarding the revision of the price of the Concentrate as set forth in sub-section (b) above, it shall be deemed that such revision has been accepted.

(d) To the extent permitted by applicable law in the Territory, the Company reserves the right to fix and revise, by written notice to the Bottler, the maximum prices at which the Bottler may sell the Drink in Approved Containers to wholesalers and retailers, and the maximum prices of the Drink at retail. It is thus acknowledged that the Bottler shall be able to sell the Drink to wholesalers and retailers and authorize retail sales of the Drink at prices below the maximum prices. However, the Bottler cannot increase the maximum prices established or revised by the Company at which it may sell the Drink in Approved Containers to wholesalers and retailers, nor allow the increase of maximum prices of the Drink in retailers without the written authorization of the Company.

(e) the Bottler agrees to charge retailers or wholesalers, as applicable, for each returnable Approved Container and every box delivered to them, such deposits that the Company establishes periodically in writing, by giving notice to the Bottler and to make all reasonable diligent efforts to recover all returnable Approved Containers and empty boxes and, at the time of their retrieval, to reimburse or credit  the deposits made for such and returnable Approved Containers and boxes returned undamaged and in good condition.

VI. TERM AND TERMINATION

24.  (a) this agreement shall have a five year term, as fo February 10, 2007, so it shall expire, without notice, on February 10, 2012, unless it is terminated early as provided in herein. The parties acknowledge and agree that the Bottler shall have no right to claim a tacit renewal of this Contract.

(b) If the Bottler has fully complied with all the terms, covenants, conditions and provisions of this Contract during the term, and if capable of promoting, developing and exploiting permanently the full potential of the business of preparing, bottling, distributing and selling the Drink, the Bottler may request an extension of this Contract for a additional period of 5 (five) years. The Bottler shall have to request the extension in writing to the Company at least six (6) months but not more than twelve (12) months, prior to the expiration date of this Contract. This request for extension made by the Bottler shall have to be supported by the documentation requested by the Company, including such information regarding the Bottler’s compliance of the performance obligations contained in this Contract and that supports the permanent ability of the Bottler to develop, stimulate and fully satisfy the demand for the Drink within the Territory. If, at the Company’s sole discretion, the Bottler has complied with the necessary conditions to extension of this Contract, then the latter may, by written notice, agree to extend this Contract for such further period or such shorter period that the Company determines.

(c) After the expiration of any additional period, this Contract shall expire permanently without notice, and the Bottler shall have no right to claim a tacit renewal thereof.

25. (a) The Company or the Bottler may terminate this Contract immediately and without liability for damages, by the party having the right to terminate the Contract giving written notice to the other party:

(1) if the Company, the Authorized Resellers or the Bottler cannot legally obtain foreign currencies to remit them abroad in payment for the imports of Concentrate or ingredients or materials needed to manufacture the Concentrate, the Syrup or the Drink; or

(2) if any part to this Contract does not comply with the laws or regulations applicable in the Territory and,  thus, or as a result of any other laws affecting this Contract, any of the material provisions of this Contract cannot be legally fulfilled or the Syrup cannot be elaborated, or the Drink cannot be prepared or sold in accordance with the instructions of the Company pursuant to Section 18 or if the Concentrate cannot be manufactured or sold in accordance with the Company’s formula or under the rules prescribed by it.

(b) The Company may terminate this Contract immediately without liability for damages:

(1) if  the Bottler becomes insolvent or if a petition for bankruptcy is filed against or on behalf of the Bottler and its is not dismissed or rejected within the following one hundred twenty (120) days, or if the Bottler reaches a settlement for liquidation or if an decision of liquidation or instructing the judicial administration is ruled against the Bottler, or if a liquidator (receiver) is appointed to manage the business of the Bottler, or if the Bottler holds any judicial or voluntary settlement with its creditors or reaches similar agreements with them or makes an assignment in benefit of its creditors; or

(2) in case of a dissolution, nationalization or expropriation of the Bottler, or the case of confiscation of production or distribution assets held by the Bottler.

26. (a) The Company or the Bottler may also terminate this Contract without liability for damages, if the other party does not fulfill one or more of the terms, covenants or conditions of this Contract and fails to cure such breach within sixty (60) days after the date on which the party has received written notice of such breach.

(b) In addition to all other remedies to which the Company may be entitled hereunder, if the Bottler at any time does not follow the instructions or does not meet the rules prescribed by the Company or the ones required by applicable law in the Territory relating to the preparation and bottling of the Syrup or the Drink, the Company shall be entitled to prohibit the production of the Syrup or the Drink until the breach is remedied to its satisfaction, and also it may request the suspension of the distribution and delivery of the Drink and instruct the recall from the market or commerce, at the Bottler’s expense, of the Drink that does not comply with or its has not been prepared in accordance with such instructions, rules or requirements, and the Bottler undertakes to comply promptly with such prohibition or request. While the prohibition is in force, the Company shall have the right to suspend deliveries of Concentrate to the Bottler, and supply the Drink directly or enter into contracts with third parties form them to procure it within the Territory. No prohibition or request shall be deemed a waiver of the Company’s rights to terminate this Contract pursuant to this Section 26.

27. After the expiration or early termination of this Contract:

(a) The Bottler shall no longer prepare, bottle, distribute or sell the Drink or use the Trademarks, Approved Containers, lids, boxes, labels or other packaging or advertising, promotional or marketing material that has been used or is intended to be used by the Bottler only in connection with the preparation, bottling, distribution and sale of the Drink;

(b) the Bottler shall immediately remove all references to the Company, the Drink and the Trademarks from its facilities, delivery vehicles, vending machines, coolers and other equipment and all paperwork and the written, graphic, electromagnetic, digital or another material destined to the advertising, marketing or promotional the it uses or holds: and, as from that moment, it shall no claim to have any relationship with the Company, the Drink or the Trademarks;

(c) the Bottler shall immediately deliver to the Company or to a third party designated by it, all the Concentrate, the Drink contained in Approved Containers, the usable Approved Containers bearing the Trademarks or any of them, lids, boxes, labels and other packaging materials bearing the  Trademarks, as well as all promotional material of the Drinks, which are still in its possession or under its control, and the Company, at the time of delivery of the same in accordance with such instructions, shall pay the Bottler an amount equal to the fair market value of such supplies or materials, provided that it shall only accept and pay for those supplies or materials that are in excellent condition and can be used; and, further provided, that all the Approved Containers, lids , boxes, labels and other packaging materials and advertising materials bearing the name of the Bottler and that any supplies and materials that are not in condition to be used according to the rules of the Company, shall have to be destroyed by the Bottler at its own expense; and also, provided, that if it terminates this Contract in accordance with the provisions of Sections 16, 23 (b), 25(a), 26 or 28 or as a result of any of the contingencies provided in Section 31 (even in the event of termination by law), or if the Bottler terminates this Contract for any reason other than those provided in Sections 23 (b) or 26, the Company shall have the option, but not the obligation, to purchase from the Bottler the supplies and materials set forth above; and

(d) all rights and obligations provided for herein shall expire, cease and terminate, whether they are expressly established or arise from the uses, customs, practices or any other circumstance, with the exception of the provisions relating to the Bottler’s obligations set forth in Sections 11(b)(2) and (b)(3) and 12, 13, 14, 15(f), 17(a), 27, 32, 33, 34(a) , 34(c) and 34(d), all which shall remain in full force and effect, as long as this provision does not in any way affect any right that the Company may have against the Bottler regarding any claim for non-payment of any debt or account payable by the Bottler to the Company or their authorized suppliers.

VII. BOTTLER’S OWNERSHIP AND CONTROL

28. The parties hereto acknowledge and agree that the Company has a legitimate interest in maintaining, promoting and protecting the performance, efficiency and integrity of the international general bottling, distribution and sales system. The parties hereof further acknowledge that the Company entered into this Contract intuito personae based the identity, characteristics and integrity of the owners, who control and manage the Bottler, and the Bottler hereby declares having fully informed the Company, before the execution of this Contract, about the owners and any parties having any interest or control or management over the Bottler. Therefore, the parties agree that, notwithstanding the provisions set forth in Section 16 or any other provision of this Section 28, in case of any change, due to any cause, of the individuals or legal entities that, directly or indirectly, own or control the Bottler, even any changes in their shareholding, the Company, at its discretion, may terminate this Contract immediately, without any liability for damages. So the Bottler covenants and undertakes:

(a) not to assign, transfer, pledge or in any way encumber this Contract or any interest or rights contained herein, in whole or in part, in favor of any third party or parties, without the prior written consent of the Company;

(b) not to delegate the performance of this Contract, in whole or in part, to any third party or parties, without the prior written consent of the Company;

(c) to immediately notify the Company should it be aware of any actions of third parties that may result or results in any change in ownership or control of the Bottler;

(d) to periodically make available to the Company, and when it so requests it, the complete records of the current owners of the Bottler and complete information regarding any third party or parties who control it, directly or indirectly;

(e) to the extent that the Bottler has legal control over any change in the ownership or control of the Bottler, not to initiate or implement or accept any such changes without the prior written consent of the Company; and

(f) if the Bottler has been incorporated as a partnership, not to change the participation of the company by including new partners or dismissing current ones, without the prior written consent of the Company.

In addition to the foregoing provisions of this Section 28, if an offer to change the ownership or control of the Bottler involves a direct or indirect transfer to, or the acquisition of the property or control of the Bottler, in whole or in part, by an individual or legal entity authorized by the Company to manufacture, sell, distribute or otherwise commercialize drinks and/or any trademarks of the Company (the “Acquiring Bottler”), the Company may request any information it deems relevant, both regarding the Bottler and the Acquiring Bottler, in order to determine whether or not to authorize the change. In any such circumstances, the parties expressly agree that, acknowledging the Company’s legitimate interest to maintain, promote and protect the performance, efficiency and integrity of the international general bottling, distribution and sales system, the Company may consider all factors and apply the criteria that considers relevant to give or withhold its consent.

The parties also acknowledge and agree that the Company, at its sole discretion, may refuse to accept any proposed change in the ownership or other situation under this Section 28 or may accept it subject to such conditions as it determines, at its sole discretion also. The parties stipulate and expressly agree that any breach by the Bottler of the agreements contained in this Section 28 shall entitle the Company to terminate this Contract immediately, without liability for damages; and also in view of personal nature of this Contract, the Company shall have the authority to terminate it without having any liability for damages, if any third party or parties obtain any direct or indirect ownership or control of the Bottler, even when the Bottler itself did not have the means to prevent the change if, according to the Company, this would allow the third party or parties to exercise any influence over the management of the Bottler or significantly alter the ability of the Bottler to fully comply with the terms, obligations and conditions of this Contract.

29. Prior to the issuance, offer, sale, transfer, negotiation or exchange of any of its shares or other titles of property, bonds, obligations or other titles of debt, or to promoting the sale of the latter, or to encouraging or seeking their acquisition or an offer to sell them, the Bottler shall have to obtain the written consent of the Company when it uses to that effect the Company’s name or the Trademarks or any description of its relationship with it in any prospect, advertisement or other sales effort. The Bottler cannot use the Company’s name or Trademarks or any description of its business relationship with it in any prospect or advertisement used in connection with the acquisition of any share or other certificate property of a third party, without the written consent of the Company.

VIII. GENERAL PROVISIONS

30. The Company may assign any of its rights and delegate all or any part of its duties or obligations under this Contract, to one or more of its subsidiaries or affiliates, provided, however, that this delegation shall not release it from its contractual obligations under this Contract. In addition, it may -at its sole discretion- by giving written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler fulfills its obligations under this Contract, with full powers to supervise its performance and demand the fulfillment of all the terms and conditions of this Contract.

31. Neither the Company nor the Bottler shall have to answer for any breach of their respective obligations hereunder, when such breach is due to or is the result of:

(a) a strike, boycott or any sanctions imposed by a sovereign nation or a supranational organization of sovereign nations, however they are assumed; or

(b) an act of God, force majeure, public enemies, by virtue of law and/or legislative or administrative measures (including the revocation of any governmental authority required by either party to comply with the terms of this Contract), an embargo, quarantine, revolt, insurrection, declared or undeclared war, a state of war or belligerency or risks or dangers inherent to the aforementioned; or

(c) any other cause beyond their control.

If the Bottler is unable to fulfill its obligations as a result of any of the contingencies set forth in this Section 31, while such the situation lasts, the Company and its Authorized Resellers shall be released from their obligations under Sections 2 and 5, provided that, if failure of either party to fulfill them persists for more than six (6) months, either party may terminate this Contract without any liability for damages.

32. (a) The Company reserves the sole and exclusive right to initiate any civil, administrative or criminal lawsuit or action and, in general, to use any legal remedy available to the Company it deems appropriate to protect its reputation, the Trademarks and other intellectual property rights and to protect the Concentrate, the Syrup and the Drink and to defend any action affecting any of them. When requested by the Company, the Bottler shall support it in any such actions. The Bottler may not file any claims against the Company due to such lawsuits or actions or to any omission to initiate or defend such lawsuits or actions. The Bottler shall promptly notify the Company of any litigation or process already initiated or threatened to be initiated that could affect these matters. The Bottler shall not initiate any judicial or administrative proceedings against any third party that may affect the interests of the Company, without the prior written consent of the latter.

(b) The Company is the sole and exclusive authorized to and responsible for initiating and defending all lawsuits and actions relating to the Trademarks. The Company may initiate or defend such proceeding or action on its own behalf or request the Bottler to initiate or defend such proceeding or action, either in its behalf (the Company’s) or jointly with it.

33. (a) The Bottler agrees to consult with the Company regarding all claims, proceedings or product warranty claims brought against the Bottler in connection with the Drink or the Approved Containers and to adopt the measures for the defense of such claims or lawsuits that the Company may reasonably require in order to protect its interests on the Drink, the Approved Containers or the crédito mercantil (goodwill) related with the Trademarks.

(b) the Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, liabilities and responsibilities arising from events or circumstances that are not attributable to the Company, including, without limitation, all costs and expenses incurred to solve them or reach a settlement, derived from the preparation, bottling , distribution, sale or promotion of the Drink by the Bottler, including, in without limitation, all costs arising from acts or breaches, negligent or not, of the Bottler and of its distributors, suppliers and wholesalers.

(c) the Bottler shall contract and maintain an insurance policy with insurance companies acceptable to the Company granting a broad and comprehensive coverage, in terms of the amounts and risks covered, with respect to the matters referred to in sub-section (b) above (including compensation contained therein) and when requested, it shall evidence to its satisfaction that such insurance exists. Compliance with this Section 33(c) shall not limit or relieve the Bottler from its obligations under Section 33(b) hereof.

34. Bottler covenants and agrees:

(a) not to make statements nor provide information to public or governmental authorities or to any third party relating to the Concentrate, the Syrup or the Drink without the prior written consent of the Company;

(b) in case its shares are listed or traded in the stock market, to provide the Company with any financial or other information relating to such Bottler results or projections at the same time it is obligated to provide such information in accordance with the regulations of the stock exchange or securities laws applicable to the Company or the Bottler;

(c) at any time during and after the term of this Contract, to maintain in strict confidence all secret and confidential information, including, without limiting the broadness of the foregoing, the mixing instructions and techniques, sales information, marketing and distribution, projects and plans related to the purpose of this Contract received by the Bottler from the Company or obtained in any other way and look after such information so that it is disclosed only to such officers, directors and employees who are thereby connected by reasonable provisions that set forth the confidentiality obligations set out in this Section; and

(d) upon the expiration or early termination of this Contract, to immediately deliver to the Company or to whom it may indicate all electromagnetic, computerized, digital materials or otherwise, written or graphic, that includes or contains any information that is subject to the obligation to confidentiality set forth herein.

35. The Company and the Bottler acknowledge that incidents that threaten the reputation and operations of the Bottler and/or adversely affect the good name, reputation and image of the Company and the Trademarks, may occur. To deal with such incidents, including, but not limited to, any quality problems related to the Drink, the Bottler shall appoint and organize a crisis management team and report to the Company the names of its members. The Bottler further agrees to fully cooperate with the Company and third parties so designated by it and coordinate all efforts to address and solve any incident in a manner consistent with crisis management systems that the Company may report regularly to the Bottler.

36. In the event that any provision of this Contract is or becomes legally invalid or ineffective, this shall not affect the validity or effectiveness of the other provisions of this Contract, provided that the invalidity or unenforceability of such provisions does not obstruct or unduly hinder the fulfillment of this document nor harm the property or validity of the Trademarks. The right to termination set forth in Section 25(a)(2) shall not be affected by this provision.

37. (a) All issues and matters referred to hereunder, this Contract and any subsequent written amendments or additions, constitute the entire Contract between the Company and the Bottler. All previous agreements of any kind between the parties relating to the purpose hereunder are hereby canceled, except to the extent that they may include agreements and other documents under the provisions of Section 17(a) hereunder, provided, however, that any written statement of the Bottler and of the Company took into consideration for entering into this Contract remains in force and binding to the Bottler.

(b) No waiver, modification, alteration or addition to this Contract or any of its provisions shall be binding on the Company or the Bottler, unless it has been signed by duly authorized representatives of the Company and the Bottler.

(c) All written notices given pursuant to this Contract must be delivered by courier, fax, in person or by registered mail(air) and shall be considered delivered on the date in which such notice was sent, was personally delivered or the registered mail was sent by mail. Such written notifications shall have to be sent to the last known address of the party involved. Each party shall opportunely notify the other of any change of address.

38. Failure by the Company to exercise promptly any right granted under this Contract, or to request the strict fulfillment with any obligation assumed in this instrument by the Bottler shall not be deemed a waiver of that right or the right to demand subsequent performance of each and every one of the obligations of the Bottler in this Contract.

39. The Bottler is an independent contractor and is not an agent, partner or joint account partner of the Company. The Bottler agrees that it shall not claim or allow to be considered an agent, partner or joint account partner of the Company.

40. Titles in this Contract are only included for convenience by the parties and shall not affect the interpretation of this Contract.

41. This Contract shall be construed and governed by and in accordance with the laws of Argentina/Paraguay, without giving effect to any principles regarding choice or conflict of applicable laws.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

BOTTLER AGREEMENT FOR COCA-COLA LIGHT

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark COCA-COLA LIGHT that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

BOTTLER AGREEMENT FOR SPRITE

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark SPRITE that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

BOTTLER AGREEMENT FOR DIET SPRITE

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark DIET SPRITE that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

BOTTLER AGREEMENT FOR FANTA

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark FANTA that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though ther authorized representatives.

BOTTLER AGREEMENT FOR SIMBA

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark SIMBA that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though ther authorized representatives.

BOTTLER AGREEMENT FOR AQUARIS

THIS AGREEMENT effective as of December 1, 2004, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”) whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark AGUARIS that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of July 1, 2003, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

COCA-COLA PLAZA

ATLANTA,  GEORGIA

ADDRESS REPLY TO

P.0. DRAWER 1734

ATLANTA,  GA   30301

404 676-2121

December 1, 2004

Messrs

Paraguay Refrescos S.A.

Ruta a Ñemby Km 3.5

Barquecillo, San Lorenzo

REPUBLIC OF PARAGUAY

AUTHORIZATION FOR SYRUPS FOR POST-MIX DRINKS

Sirs:

This letter is sent in reference to the Bottler Agreement that in force as of December 1, 2004, executed by and between The Coca-Cola Company (hereinafter the “Company”) and Paraguay Refrescos S.A. (hereinafter the “Bottler”), wherby the Bottler is authorized, as from that date, to prepare and bottle the Drink COCA-COLA, and to any additional authorization granted to sell and distribute for other beverages of the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is, hereby,  granted a non-exclusive authorization to prepare, bottle, distribute and sell syrups for authorized Drinks under the Bottler Agreements (hereinafter the “Post-Mix Syrups”) to retailers in the Territory for the provision of Drinks through Post-Mix Vending Machines and to sell Drinks dispensed directly to consumers subject to the following conditions:

1. The Bottler shall not sell Post-Mix Syrups to retailers for their use in Post-Mix vending machines, or operate any Post-Mix Vending Machine if the following conditions are not met:

(a) that an adequate supply of safe drinking water is available;

(b) that all Post-Mix Vending Machines are of the kind approved by the Company and comply in all respects with the sanitary regulations and other regulations that the Company notifies in writing to the Bottler in connection with the preparation, bottling and sale of Post —Mix Syrups, and

(c) that the drinks dispensed through Post-Mix Vending Machines strictly conform to the instructions for the preparation of Post-Mix Syrups Drinks as periodically informed in writing by the Company Bottler.

2. The Bottler shall sample the dispensed Drinks through Post-Mix Vending Machines operated by retailers to whom the Bottler has supplied Post-Mix Syrups or of those that are operated by the Bottler, in accordance with such instructions and in the intervals that the Company shall communicate in writing, and submit the samples to the Company for inspection.

3. The Bottler shall maintain an adequate group of trained personnel who shall perform, with a reasonable frequency, periodic inspections of the Post-Mix Vending Machines operated by retailers to whom the Bottler has supplied Post-Mix Syrups. When doing these inspections, the Bottler shall ensure:

(a) that the instructions issued by the Company are being fulfilled; and

(b) that the Drinks dispensed through Post-Mix Vending Machines strictly comply with the regulations prescribed by the Company for its Drinks.

4. The Bottler shall, at its own initiative and responsibility, immediately discontinue the sale of Post-Mix Syrups to any retailer that does not comply with the regulations prescribed by the Company.

5. The Bottler shall discontinue the sale of Post-Mix Syrups to any retailer when notified by the Company that any of its Drinks dispensed through Post-Mix Vending Machines located in or adjacent to the retailers store, do not meet the regulations prescribed by the Company for Drinks or the Post-Mix Vending Machines is not of a type approved by the Company.

6. The Bottler agrees:

(a) to sell and distribute Post-Mix Syrups only in containers of the type approved by the Company and only use in such containers the labels that have been approved by the Company, and

(b) to exercise all its influence to persuade retail outlets to use glass or paper cups or other containers approved by the Company with brands approved by the Company in order that the Drinks served to the consumer are properly identified and served in an attractive and hygienic container.

Except as amended hereby, all terms, agreements and conditions contained in the Bottler Agreements apply to this additional authorization and is expressly agreed between the parties that the terms, conditions, duties and obligations of the Bottler, as set forth in the Bottler Agreements, are incorporated herein by reference and, unless the context otherwise indicates or requires, any reference in these Bottler Agreements the term “Drink” shall relate to the term “Post-Mix Syrup” for the purpose of this authorization.

This authorization may be terminated by the Company or the Bottler through notice given ninety (90) days in advance and shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

Sincerely,

COCA·COLA PLAZA

ATLANTA,  GEORGIA

ADDRESS REPLY TO

P.0. DRAWER 1734

ATLANTA,  GA   30301

404 676-2121

December 1, 2004

Messrs

Paraguay Refrescos S.A.

Ruta a Ñemby Km 3.5

Barquecillo, San Lorenzo

REPUBLIC OF PARAGUAY

REF. APPROCED CONTAINERS

Sirs:

In reference to the Bottler Agreement, effective as of December 1, 2004, executed by and between THE COCA-COLA COMPANY (hereinafter to be called the “Company”) and Paraguay Refrescos S.A.  (hereinafter, “the Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink COCA-COLA, and to  authorizations granted for other drinks identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

Effective as of January 7, 2013/ July 1, 2003, theApproved Containers in which the Bottler is authorizer to use to preapra, bottle, distribute and sell de Drinks authorized under the Bottler Agreements in the following:

Producto	Envase	Capacidad
Coca-Cola	Botella de vidrio retornable	190 cm3; 350 cm3; 1000 cm3; 1500 cm3
Coca-Cola	Botella de vidrio no retornable	237 cm3;
Coca-Cola	Botella retornable REFPET	2000 cm3
Coca-Cola	Botella no retornable PET	500 cm3; 1500 cm3; 2250 cm3
Coca-Cola Light	Botella de vidrio retornable	350 cm3
Coca-Cola Light	Botella no retornable PET	500 cm3; 1500 cm3
Fanta	Botella de vidrio retornable	190 cm3; 350 cm3; 1000 cm3; 1500 cm3
Fanta	Botella no retornable PET	500 cm3; 2000 cm3
Sprite	Botella de vidrio retornable	190 cm3; 350 cm3; 1000 cm3; 1500 cm3
Sprite	Botella no retornable PET	500 cm3; 2000 cm3
Diet Sprite	Botella no retornable PET	500 cm3; 2000 cm3
Simba	Botella de vidrio retornable	190 cm3; 350 cm3; 1000 cm3; 1500 cm3
Simba	Botella no retornable PET	500 cm3; 2000 cm3
Aquaris	Botella no retornable PET	500 cm3; 2000 cm3

All provisions, conditions, termans and measures of the Bottler Agreements maintain their full force and effect.

This authorization may be cancelled or modified by the company at ani time, and shall terminate automatically upon the expiration or early termination of the Bottler Agreements.

This authorization replaces all previous authorizations xecuted between the Company and the Bottle in relation to the subject matter of this authorization.

Sincerely,

COCA·COLA PLAZA

ATLANTA,  GEORGIA

ADDRESS REPLY TO

P.0. DRAWER 1734

ATLANTA,  GA   30301

404 676-2121

December 1, 2004

Messrs

Paraguay Refrescos S.A.

Ruta a Ñemby Km 3.5

Barquecillo, San Lorenzo

REPUBLIC OF PARAGUAY

AUTHORIZATION FOR DISTRIBUTION

Sirs:

In reference to the Bottler Agreement that is in force as of July 1, 2003, executed by and between THE COCA-COLA COMPANY (hereinafter the “Company”) and Paraguay Refrescos S.A.  (hereinafter the “Bottler”), whereby as of such date the Bottler is authorized to prepareand bottler the Drink COCA-COLA , and any other supplementary authorization for sale anddistribution of other Drinks owned by the Company under the Trademarks (hereinafter jointly referred to as the “Bottler Agreements”). The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

The Bottler is, hereby, granted a non-exclusive authorization to purchase from CICAN S.A., the canned Drinks and to sell and distribute them in all the Territory, subject to the following conditions:

1. The Bottler shall purcjase de canned Drinks only with the purpose of selling them withtin the territory,  according to the relevan terms and condicions of the Contract, that shall have to apply as if the canned Drinks has been preparated and bottled in its own plant.

2. The Bottler shalltake possession and receive the canned Drinks purchased under this authorization from the bottling plant of CICAN S.A. located in Saavedra 1070, Monte Grande, Partido de Esteban Echeverría, Buenos Aires Province, Argentina, and shall be responsible for the transportation of the Drinks to the Territory.

3. The Bottler shall make all possible efforts and use all appropriate means, accepted and approved, to develop and increase to the maximum the business of distribution and sale of the Drinks within the Territory, through the creation, stimulation, and maintenance y full satisfaction of the demand. In fulfilling this obligation, the Bottler shall have to subject its actions to the applicable laws and refrain from engaging in any act contrary to business ethics and fair practices in industrial or commercial matters.

4. The Bottler shall destine to advertising and promotion of the Drinks the funds necessary to create and constantly implement their demand, but such advertising shall not take place without the prior authorization of the Company. The Bottler shall only use, distribute, publish and maintain the advertising and promotional material that the Company authorizes.

5. The Bottler expressly acknowledges that under the Section 8 of the Coca-Cola Bottler Agreement, the Company can assign to CICAN or to another Bottler the care of certain large or important accounts (“key accounts”), provided that CICAN or the other Bottler shall acknowledge the margins for sales made to such customers.

6. This authorization shall terminate upon the expiration or early termination of the Agreement. This authorization shall also terminate with respect to one or more canned Drink(s), when the Company, based on the Agreement, withdraws the authorization from the Bottler for the corresponding Drink(s).

7. In the situations described in number 6 above, the Bottler shall immediately suspend all purchases of the canned Drinks from CICAN or from whom it had been instructed, and Bottler shall immediately discontinue the distribution or sale of such canned Drinks(s). Upon the expiration or termination of this authorization, the Bottler shall immediately discontinue the distributions o sale of the Drinks in Approved Containers within the Territory.

Except as complemented or amended hereby, the provisions, agreements, terms, conditions and measures of the Bottler Agreements shall be applicable to and shall be effective with respect to this additional permission.

This authorization supersedes any previous authorizations granted by the Company to the Bottler in connection with the subject matter hereof.

Sincerely,

BOTTLER AGREEEMENT FOR AQUARIUS

THIS AGREEMENT effective as of March 23, 2010, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark AQUARIUS that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of December  1, 2004, which expires on June 30, 2008, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

COCA·COLA PLAZA

ATLANTA,  GEORGIA

ADDRESS REPLY TO

P.0. DRAWER 1734

ATLANTA,  GA   30301

404 676-2121

December 1, 2004

Messrs

Paraguay Refrescos S.A.

REF.: APPROVED CONTAINERS

Sirs:

In reference to the Bottler Agreement, effective as of December 1, 2004, executed by and between THE COCA-COLA COMPANY (hereinafter to be called the “Company”) and Paraguay Refrescos S.A.  (hereinafter, “the Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink COCA-COLA, and to  authorizations granted for other drinks identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”).

The terms used herein shall have the same meaning that has been attributed to them in the Bottler Agreements, unless specifically stated otherwise.

Effective as of January 7, 2013, theApproved Containers in which the Bottler is authorizer to use to preapra, bottle, distribute and sell de Drinks authorized under the Bottler Agreements in the following:

Producto	Envase	Capacidad
Crusch (Pomelo, Piña, Naranja	Botella no retornable PET	2500 cm3
Schweppes Citrus	Botella no retornable PET	500cm3; 1500cm3, 2000cm3
Schweppes Tónica	Botella no retornable PET	500 cm3;

This authorization is granted subject to the following conditions:

1. The terms used in this authorization have the meaning as defined in the Bottler Agreements, unless a different meaning is specified.

2. The permit referred to in this authorization refers only to the Approved Containers/Capacity, the authorization to prepare, bottle, distribute and sell the Drinks referred to above is granted by the Bottler Agreements.

3. All dispositions, conditions, terms and provisions of the Bottler Agreements remain in full force and effect.

4. This authorization can be modified by the Company at any time and shall automatically terminate upon the expiration or early termination of the Bottler Agreements.

This authorization replaces all previous authorizations executed between the Company and the Bottle in relation to the subject matter of this authorization.

Sincerely,

Schweppes Holdings Limited

Southgate, Dublin Road, Drogheda, Co. Meath

Tel: +353-41 9849322       Fax: +353-41 9841779

March 3, 2010

Messrs

Paraguay Refrescos S.A.

Dear Sirs:

In reference to the Bottler Agreement effective as of December  1, 2004, entered into by and between Schweppes Holdings Limited (hereinafter the “Company”) and Paraguay Refrescos S.A. (hereinafter the “Bottler”), whereby the Bottler is authorized to prepare and bottle the Drink SCHWEPPES, and to any additional authorization for the sale and distribution of any other Company Drinks under the Trademarks (hereinafter jointly referred to as the “Bottler Agreement”) in the Territory described in the Bottler Agreement, the same is hereby extended as from December 1, 2009 until:

December 1, 2014

Except for the said extension, all terms and conditions of the Bottler Agreement shall remain in full force and effect and upon the expiration of the said extension it shall inevitably expire on February 10, 2017, without any notice and the Bottler shall not be entitled to claim a tacit renewal thereof.

Atentamente,

SCHWEPPES HOLDINGS COMPANY

Registered Office:  Southgate, Dublin Road, Drogheda, Co. Meath

Registered in the Republic of Ireland: 128999

An up-to-date list of names of every company director, containing the particulars indicated in paragraphs (a), {b) and {e) of Section 196 (1) of the Companies Act 1963, is available on application from the company’s registered office

COCA·COLA PLAZA

ATLANTA,  GEORGIA

ADDRESS REPLY TO

P.0. DRAWER 1734

ATLANTA,  GA   30301

404 676-2121

December 1, 2004

Messrs

Paraguay Refrescos S.A.

REF.: APPROVED CONTAINERS

Sirs:

In reference to the Bottler Agreement, effective as of December  1, 2004, executed by and between THE COCA-COLA COMPANY (hereinafter to be called the “Company”) and Paraguay Refrescos S.A.  (hereinafter, “the Bottler”), whereby the Company authorized the Bottler to prepare, distribute and sell the Drink COCA-COLA, and to  authorizations granted for other Drinks identified with different brands owned by the Company (hereinafter jointly referred to as the “Bottler Agreements”).

The Company authorizes the Bottler to prepare, bottle, distribute and sell the Drinks under the Bottler Agreements in the following containers, which for the purposes of the Bottler Agreements shall be considered Approved Containers:

Products	Container	Capacity
Aquarius Manzana	Botella no retornable PET	410 cm3; 1.5lt
Aquarius Pera	Botella no retornable PET	410 cm3; 1.5lt
Aquarius Pomelo	Botella no retornable PET	410 cm3; 1.5ly
Burn	Lata	310cm3
Burn	Botella de vidrio no retornable	250cm3
Coca-Cola	Botella de vidrio retornable	200cm3; 350cm3; 1000cm3;
Coca-Cola	Lata	250cm3; 354cm3
Coca-Cola	Botella retornable REFPET	2000cm3
Coca-Cola	Botella no retornable PET	250cm3; 500cm3; 1500cm3;
Coca-Cola	BIB	18000cm3
Coca-Cola	Tank	18000cm3
Coca-Cola Zero	Botella no retornable PET	250cm3; 500cm3; 1500cm3;
Coca-Cola Zero	Botella retornable REFPET	2000cm3
Coca-Cola Zero	Botella de vidrio retornable	200cm3; 350cm3
Coca-Cola Zero	BIB	10000cm3
Coca-Cola Light	Botella de vidrio retornable	350cm3
Coca-Cola Light	Botella no retornable PET	500cm3; 1500cm3
Coca-Cola Light	Tank	10000cm3
Fanta Zero	Botella no retornable PET	500cm3; 1500cm3
Fanta Orange	Botella de vidrio retornable	200cm3; 350cm3; 1000cm3;

Fanta Orange	Botella no retornable PET	500cm3; 1500cm3; 2000cm3;
Fanta Orange	Botella retornable REFPET	2000cm3
Fanta Orange	BIB	10000cm3
Fanta Orange	Tank	10000cm3
Fanta Orange-Mandarin	Botella no retornable PET	500cm3; 1500cm3; 2000cm3;
Fanta Guaraná	Botella retornable REFPET	2000cm3
Fanta Guaraná	Botella de vidrio retornable	200cm3; 350cm3
Fanta Guaraná	Botella no retornable PET	500cm3; 1500cm3; 2250cm3
Powerade Apple	Botella no retornable PET	500cm3
Powerade Mautain Blast	Botella no retornable PET	500cm3
Powerade Orange	Botella no retornable PET	500cm3
Sprite	Botella de vidrio retornable	200cm3; 350cm3; 1000cm3;
Sprite	Botella no retornable PET	500cm3; 1500cm3; 2000cm3;
Sprite	Botella retornable REFPET	2000cm3
Sprite	BIB	10000cm3
Sprite	Tank	10000cm3
Sprite Zero	Botella no retornable PET	500cm3; 1500cm3
Sprite Zero	Botella de vidrio retornable	350cm3
Simba Guaraná	Botella de vidrio retornable	190c3; 300cm3; 1000cm3;
Simba Guaraná	Botella no retornable PET	500cm3; 2000cm3; 1500cm3;
Simba Guaraná	Botella retornable REFPET	2000cm3
Simba Pineapple	Botella de vidrio retornable	190c3; 300cm3; 1000cm3;
Simba Pineapple	Botella no retornable PET	500cm3; 2000cm3; 1500cm3;
Simba Pineapple	Botella retornable REFPET	2000cm3
Simba Guaraná	BIB	10000cm3
Simba Guaraná	Tank	10000cm3
Dasani Water	Botella no retornable PET	500cm3; 1500cm3; 2000cm3
Dasani Sparkling	Botella no retornable PET	500cm3; 1500cm3; 2000cm3
Dasani Balance Citrus	Botella no retornable PET	500cm3; 1500cm3
Dasani Balance Peach	Botella no retornable PET	500cm3

This authorization is granted subject to the following conditions:

1. The terms used in this authorization have the meaning as defined in the Bottler Agreements, unless a different meaning is specified.

2. The permit referred to in this authorization refers only to the Approved Containers/Capacity, the authorization to prepare, bottle, distribute and sell the Drinks referred to above is granted by the Bottler Agreements.

3. All dispositions, conditions, terms and provisions of the Bottler Agreements remain in full force and effect.

4. This authorization can be modified by the Company at any time and shall automatically terminate upon the expiration or early termination of the Bottler Agreements.

This authorization replaces all previous authorizations executed between the Company and the Bottler in connection with the subject matter of this authorization.

BOTTLER AGREEMENT FOR BURN

THIS AGREEMENT effective as of March 3, 2010, is executed by and between THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, of the United States of America (hereinafter, the “Company”) and PARAGUAY REFRESCOS S.A., a company organized and existing under the laws of the Republic of Paraguay (hereinafter, the “The Bottler”).

SINCE,

A. The Company is engaged in the manufacture and sale of bases for beverages, essences and other ingredients (hereinafter, the “Bases for Beverages”), whose formulas are a trade secret of the Company, from which syrups or powders are elaborated to prepare non alcoholic beverages (hereinafter, the “Syrups”); and is also engaged in the manufacture and sale of the Syrups; tha Bases for Beverages and Syrups are used for the preparation of non-alcoholic beverages unde tre trademarks identified bellow (hereinafter, the “Drinks”) for their sale in bottles and other containers and in other forms or maners;

B. The Company owns the trademark BURN that distinguishes the Bases for Beverages, Syrups and Drinks, and such other intellectual property embodied in the characteristic commercial presentation and other packaging designs and elements connected with the Bases for Beverages, Syrups and Drinks and any other trademarks that the Company may take from time to time to distinguish Bases for Beverages, Syrups and the Drinks (hereinafter, the “Trademarks”);

C. The Company has the exclusive right to prepare, bottle, distribute and sell the Drinks and the right to manufacture and sell the Bases for Beverages and Syrups in Argentina/Paraguay, among other countries;

D. The parties to this document are also parties to a contract effective as of December 1, 2004, which expires on December 1, 2014, (hereinafter, the “Coca-Cola Bottler Agreement”), under which the Bottler is authorized to prepare and bottle the Drink Coca-Cola for its sale and distribution within the territory defined and described therein, and

E. The Bottler wants to obtain the authorization of the Company in order to prepare and bottle the Drinks and to distribute and sell them under the Trademarks in the Territory (as defined and described in the Coca-Cola Bottler Agreement for).

THEREFORE, the Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions set forth in the Coca-Cola Bottler Agreement, to prepare and bottle the Drinks and distribute and sell them under the Trademarks within the Territory; and the terms and conditions, duties and obligations set forth in the Coca-Cola Bottler Agreement for Coca-Cola are understood to be incorporated by reference to this document as if they were incorporated in extenso; subject to the following: (1)  when the terms “Coca-Cola” and “Coke” are quoted in the said Coca-Cola Bottler Agreement, they shall be replaced by the Trademarks; (2) when the word “Concentrate” is quoted in Coca-Cola Bottler Agreement it shall be replaced by term “Beverage Gases”; and (3) this Agreement shall automatically terminate upon the expiration or early termination of the Coca-Cola Bottler Agreement.

IN WITNESS WHEREOF, the Company  and the Bottler have agreed to execute this Contract in triplicate, though their authorized representatives.

Anex I

Authorization for Distribution between The Coca-Cola Company and Paraguay Refrescos  S.A.  dated September 29, 2008

Effective Date: November  1, 2009.

Authorized Provider	Authorized Drink

CICAN	Coca Cola Lata 354 ml Coca Cola Lata 250 ml

Industria Envasador de Queretaro, S.A. de C.V	Burn Lata sleek 310 ml

This Annex I replaces all previous annexes attached to agreements executed between The Coca-Cola and Paraguay Refrescos S.A., in relation to the subject matter of this Annex I.